Exhibit 4.1


                                                                  EXECUTION COPY







                           SANITEC INTERNATIONAL S.A.



                            9% SENIOR NOTES DUE 2012





                           --------------------------

                                    INDENTURE

                             DATED AS OF MAY 7, 2002

                           --------------------------

                              THE BANK OF NEW YORK

                                     Trustee



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                                TABLE OF CONTENTS


                                    ARTICLE I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01    Definitions....................................................1
Section 1.02    Other Definitions.............................................26
Section 1.03    Incorporation by Reference of Trust Indenture Act.............26
Section 1.04    Rules of Construction.........................................27

                                   ARTICLE II
                                    THE NOTES

Section 2.01    Form and Dating...............................................28
Section 2.02    Execution and Authentication..................................29
Section 2.03    Appointment of Agents.........................................29
Section 2.04    Holders to Be Treated as Owners; Payments of Interest.........30
Section 2.05    Paying Agents to Hold Money...................................30
Section 2.06    Holder Lists..................................................31
Section 2.07    Transfer and Exchange.........................................31
Section 2.08    Replacement Notes.............................................38
Section 2.09    Outstanding Notes.............................................39
Section 2.10    Treasury Notes................................................39
Section 2.11    Temporary Notes...............................................39
Section 2.12    Cancellation..................................................40
Section 2.13    Defaulted Interest............................................40
Section 2.14    Common Code and ISIN Numbers..................................40
Section 2.15    Deposit of Moneys.............................................40
Section 2.16    Trustee's Requirements Regarding Agents.......................41
Section 2.17    Fees, Duties And Taxes........................................41
Section 2.18    Covenant of Compliance........................................41
Section 2.19    Proof.........................................................42

                                   ARTICLE III
                                   REDEMPTION

Section 3.01    Notices to Trustee............................................42
Section 3.02    Selection of Notes to Be Redeemed.............................42
Section 3.03    Notice of Redemption..........................................42
Section 3.04    Effect of Notice of Redemption................................43
Section 3.05    Deposit of Redemption Price...................................43
Section 3.06    Notes Redeemed in Part........................................44
Section 3.07    Optional Redemption...........................................44
Section 3.08    Mandatory Redemption..........................................44
Section 3.09    Redemption for Changes on Withholding Tax.....................45

                                   ARTICLE IV
                                    COVENANTS

Section 4.01    Payment of Notes..............................................45
Section 4.02    Maintenance of Office or Agency...............................46
Section 4.03    Reports.......................................................46
Section 4.04    Compliance Certificate........................................47
Section 4.05    Taxes.........................................................47
Section 4.06    Stay, Extension and Usury Laws................................47



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Section 4.07    Change of Control.............................................48
Section 4.08    Asset Sales...................................................50
Section 4.09    Restricted Payments...........................................53
Section 4.10    Incurrence of Indebtedness and Issuance of Preferred Shares...55
Section 4.11    Liens.........................................................58
Section 4.12    Dividend and Other Payment Restrictions Affecting
                Subsidiaries..................................................58
Section 4.13    Transactions with Affiliates..................................59
Section 4.14    Designation of Restricted and Unrestricted Subsidiaries.......60
Section 4.15    Sale and Leaseback Transactions...............................61
Section 4.16    Limitation on Issuances and Sales of Equity Interests in
                Restricted Subsidiaries.......................................61
Section 4.17    Limitations on Issuances of Guarantees of Indebtedness........62
Section 4.18    Amendments to Certain Loans...................................62
Section 4.19    Repayment of Certain Loans....................................62
Section 4.20    Business Activities...........................................62
Section 4.21    Advances to Restricted Subsidiaries...........................63
Section 4.22    Payments for Consent..........................................63
Section 4.23    Liquidation of Pool Acquisition Netherlands B.V...............63
Section 4.24    Additional Amounts............................................63
Section 4.25    General Additional Covenants..................................65

                                    ARTICLE V
                                   SUCCESSORS

Section 5.01    Merger, Consolidation, or Sale of Assets......................66
Section 5.02    Successor Corporation Substituted.............................68

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

Section 6.01    Events of Default.............................................68
Section 6.02    Acceleration..................................................69
Section 6.03    Other Remedies................................................70
Section 6.04    Waiver of Past Defaults.......................................70
Section 6.05    Control by Majority...........................................70
Section 6.06    Limitation on Suits...........................................70
Section 6.07    Rights of Holders of Notes to Receive Payment.................71
Section 6.08    Collection Suit by Trustee....................................71
Section 6.09    Trustee May File Proofs of Claim..............................71
Section 6.10    Priorities....................................................72
Section 6.11    Undertaking for Costs.........................................72
Section 6.12    Prescription..................................................72
Section 6.13    Investment by Trustee.........................................72

                                   ARTICLE VII
                                     TRUSTEE

Section 7.01    Duties of Trustee.............................................73
Section 7.02    Rights of Trustee.............................................73
Section 7.03    Individual Rights of Trustee..................................77
Section 7.04    Reports by Trustee to Holders.................................78
Section 7.05    Remuneration and Indemnity....................................78
Section 7.06    Replacement of Trustee........................................79
Section 7.07    Successor Trustee by Merger, Etc..............................80
Section 7.08    Eligibility; Disqualification.................................80
Section 7.09    Preferential Collection of Claims Against the Issuer..........80


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Section 7.10    Separate and Co-Trustees......................................80
Section 7.11    Trustee's Powers to be Additional.............................81

                                  ARTICLE VIII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance......81
Section 8.02    Legal Defeasance and Discharge................................81
Section 8.03    Covenant Defeasance...........................................81
Section 8.04    Conditions to Legal or Covenant Defeasance....................82
Section 8.05    Deposited Money and Government Securities to be Held
                in Trust......................................................83
Section 8.06    Repayment to Issuer...........................................83
Section 8.07    Reinstatement.................................................84

                                   ARTICLE IX
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes...........................84
Section 9.02    With Consent of Holders of Notes..............................85
Section 9.03    Compliance with Trust Indenture Act...........................86
Section 9.04    Revocation and Effect of Consents.............................86
Section 9.05    Notation on or Exchange of Notes..............................86
Section 9.06    Trustee to Sign Amendments, etc...............................86

                                    ARTICLE X
                             COLLATERAL AND SECURITY

Section 10.01   Pledge Agreements.............................................87
Section 10.02   Recording and Opinions........................................87
Section 10.03   Release of Collateral.........................................88
Section 10.04   Certificates of the Issuer....................................88
Section 10.05   Certificates of the Trustee...................................89
Section 10.06   Actions Under the Pledge Agreements...........................89
Section 10.07   Receipt of Funds Under the Pledge Agreements..................89
Section 10.08   Termination of Security Interest..............................89

                                   ARTICLE XI
                           satisfaction and discharge

Section 11.01   Satisfaction and Discharge....................................90
Section 11.02   Application of Trust Money....................................90

                                   ARTICLE XII
                                  MISCELLANEOUS

Section 12.01   Trust Indenture Act Deemed to Apply and Control...............91
Section 12.02   Notices.......................................................91
Section 12.03   Communication by Holders of Notes with Other Holders
                of Notes......................................................92
Section 12.04   Certificate and Opinion as to Conditions Precedent............92
Section 12.05   Statements Required in Certificate or Opinion.................93
Section 12.06   Rules by Trustee and Agents...................................93
Section 12.07   No Personal Liability of Directors, Officers, Employees
                and Stockholders..............................................93
Section 12.08   Judgment Currency.............................................93
Section 12.09   Governing Law.................................................94
Section 12.10   Submission to Jurisdiction; Appointment of Agent for
                Service of Process............................................94
Section 12.11   No Adverse Interpretation of Other Agreements.................94
Section 12.12   Successors....................................................94


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Section 12.13   Severability..................................................94
Section 12.14   Counterpart Originals.........................................95
Section 12.15   Table of Contents, Headings, etc..............................95
Section 12.16   Contracts (Rights of Third Parties) Act 1999..................95

                                    EXHIBITS

Exhibit A       FORM OF GLOBAL NOTE
Exhibit B       FORM OF DEFINITIVE REGISTERED NOTE
Exhibit C       FORM OF CERTIFICATE OF TRANSFER
Exhibit D       FORM OF CERTIFICATE OF EXCHANGE



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     This INDENTURE, dated as of May 7, 2002, by and between SANITEC
INTERNATIONAL S.A., a company organized under the laws of the Grand Duchy of Luxembourg, and having its corporate seat in Luxembourg (the "ISSUER") and THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York, as Trustee (the "TRUSTEE").

     The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and pro rata benefit of the Holders of the 9% Senior Notes due 2012 (the "NOTES"):


                                   ARTICLE I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01 DEFINITIONS.

     "144A DEFINITIVE REGISTERED NOTE" means a definitive Note bearing the 144A Legend.

     "144A GLOBAL NOTE" means the Global Note bearing the 144A Legend that shall be issued in a denomination equal to the outstanding principal amount of Notes sold in reliance on Rule 144A.

     "144A LEGEND" means the legend initially set forth on the 144A Notes in the form set forth in Section 2.07(l)(i) hereof.

     "144A NOTE" means a 144A Definitive Registered Note or a 144A Global Note, as applicable.

     "ACQUIRED DEBT" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. No Person (other than the Issuer or any Subsidiary of the Issuer) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Issuer or any of its Subsidiaries solely by reason of such Investment. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "APPLICABLE PROCEDURES" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of either Depositary that apply to such transfer or exchange.

     "APPOINTEE" means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under these presents.



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     "ASSET SALE" means:

     (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole shall be governed by Section 4.07 and/or Article V of this Indenture and not by Section 4.08; and

     (2) the issuance of Equity Interests by any of the Issuer's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

     Notwithstanding the preceding, each of the following shall not be deemed to be Asset Sales:

     (1) any single transaction or series of related transactions that involves assets having a fair market value of less than(euro)2,000,000;

     (2) the transfer of assets in the ordinary course of business between or among the Issuer and its Restricted Subsidiaries;

     (3) an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to another Restricted Subsidiary of the Issuer;

     (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business or the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry;

     (5)  the sale or other disposition of Cash Equivalents;

     (6) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with Finnish GAAP, it being understood that, for the purposes of this clause (6), notes received in exchange for the transfer of accounts receivable and related assets shall be deemed cash if the Receivables Subsidiary or other payor is required to repay such notes as soon as practicable from available cash collections LESS amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Issuer entered into as part of a Qualified Receivables Transaction;

     (7) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction;

     (8)  a Restricted Payment or Permitted Investment that is permitted by
          Section 4.09;

     (9) the licensing of intellectual property in the ordinary course of business;

     (10) a Permitted Governmental Asset Swap; and

     (11) sales or other dispositions of obsolete, worn out or otherwise unsuitable assets or excess equipment in the ordinary course of business.



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     "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with Finnish GAAP.

     "BANKRUPTCY LAW" means: (i) any bankruptcy, insolvency or other similar statute (including, without limitation, the Luxembourg Commercial Code and the Luxembourg Law on Commercial Companies of 10th August 1915, as amended, and any similar statute), regulation or provision of any jurisdiction in which the Issuer is organized or conducting business; (ii) Title 11 of the U.S. Code or any similar United States Federal, state or foreign law for the relief of creditors; or (iii) any other law of any country or political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, administration or analogous proceeding, reorganisation or relief of debtors to which the Issuer becomes subject as a result of a filing or petition for relief by the Issuer or a filing by any creditor or other party in interest; in each case, including any substitute or replacement as may become law from time to time.

     "BC FUNDS" means BC European Capital VI-1, BC European Capital VI-2, BC European Capital VI-3, BC European Capital VI-4, BC European Capital VI-5, BC European Capital VI-6, BC European Capital VI-7, BC European Capital VI-8, BC European Capital VI-9, BC European Capital VI-10, BC European Capital VI-11, BC European Capital VI-12, BC European Capital VI-14, BC European Capital V-1, BC European Capital V-2, BC European Capital V-3, BC European Capital V-4, BC European Capital V-5, BC European Capital V-6, and any BC European Capital VII fund, in each case, organized under the laws of Guernsey, Channel Islands and legally represented by CIE Management II Ltd.

     "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the US Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the US Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "BOARD OF DIRECTORS" means:

     (1) with respect to a corporation or a company, the board of directors (generally elected by shareholders to supervise or manage the affairs of the company);

     (2) with respect to a partnership, the general partner of the partnership, or, as the case may be, the Board of Directors of the general partner of the partnership; and

     (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "BORROWING BASE" means, as of any date, an amount equal to:

     (1) 80% of the face amount of all accounts receivable owned by the Issuer and its Restricted Subsidiaries (other than accounts receivable owned by a Receivables Subsidiary) as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; PLUS



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     (2)  60% of the book value of all inventory owned by the Issuer and its
          Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; MINUS

     (3) the aggregate amount of trade payables of the Issuer and its Restricted Subsidiaries outstanding as of the end of the most recent fiscal quarter preceding such date,

     all calculated on a consolidated basis and in accordance with Finnish GAAP.

     "BOOK-ENTRY INTEREST" means a beneficial interest in a Global Note held through and shown on, and transferred only through, records maintained in book-entry form by a Depositary. "BUSINESS DAY" means any day other than a Legal Holiday.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with Finnish GAAP.

     "CASH EQUIVALENTS" means:

     (1) cash issued by a country of Western Europe or by the United States of America;

     (2) direct obligations (or certificates representing an interest in such obligations) of a country of Western Europe or of the United States of America (including any agency or instrumentality thereof), as the case may be, for the payment of which the full faith and credit of the applicable Western European country or the United States of America, as the case may be, is pledged and which are not callable or redeemable at the issuer's option;

     (3) time deposit accounts, certificates of deposit and money market deposits with maturities of six months or less from the date of acquisition issued by a bank or trust company which is organized under the laws of a Western European state or of the United States of America or any state thereof; PROVIDED that such bank or trust company has capital, surplus and undivided profits aggregating in excess of
          (euro)500,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated "A-" or higher by Moody's Investors Service, Inc. or "A-1" (or higher) by Standard and Poor's Ratings Group or the equivalent rating category or another internationally recognized rating agency;

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation or a company (other than an Affiliate of the Issuer) organized and in existence under the laws of any Western European state or of the United States of America with a rating as of the time the investment is made of "P-1" or higher according to Moody's Investors Service, Inc. or "A-1" or higher according to Standard & Poor's Ratings Group;

     (6) securities with maturities of less than six months from the date of acquisition issued or fully guaranteed by any Western European country, or by any political subdivision or taxing authority thereof, or by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least



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          "A" or the equivalent thereof by both Moody's Investors Service, Inc.
          and Standard & Poor's Rating Services; and

     (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

     "CHANGE OF CONTROL" means the occurrence of any of the following:

     (1) prior to the first Public Equity Offering, the Principals cease to be the Beneficial Owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of any of the Parent, GermanCo or the Issuer, whether as a result of issuance of securities of the Parent, GermanCo or the Issuer, any merger, amalgamation, consolidation, liquidation or dissolution of the Parent, GermanCo or the Issuer, or any direct or indirect transfer of securities by a Principal or otherwise;

     (2) on and at any time after the first Public Equity Offering (a) any Person, other than one or more Principals, is or becomes the Beneficial Owner, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of such of the Parent, GermanCo or the Issuer whose Share Capital was issued in the Public Equity Offering and (b) that the Principals Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of such company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such company;

     (3) after the first Public Equity Offering, individuals who on the Issue Date constituted the Board of Directors of such of the Parent, GermanCo or Issuer whose Share Capital was issued in the Public Equity Offering elected by the holders of the Voting Stock (together with any new members whose election or nomination by the such Board of Directors was approved by a vote of 66 2/3% of the members of the such Board of Directors then still in office who were either members of the such Board of Directors on the Issue Date or whose election or nomination for election was either previously so approved) cease for any reason to constitute a majority of such company's Board of Directors then in office;

     (4) the merger, amalgamation or consolidation of the Issuer with or into another Person or the merger or amalgamation of another Person with or into the Issuer, or the sale of all or substantially all the assets of the Issuer and its Restricted Subsidiaries taken as a whole to another Person (other than, in all such cases, a Person that is controlled by the Principals), other than a transaction following which (a) in the case of a merger, amalgamation or consolidation transaction, securities that represented 100% of the Voting Stock of the Issuer immediately prior to such transaction (or other securities into which such securities are converted as part of such merger, amalgamation or consolidation transaction) constitute directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger, amalgamation or consolidation transaction, and
          (b) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Notes and a Restricted Subsidiary of the transferor of such assets; or

     (5) (a) except following a Public Equity Offering in which the Share Capital of either GermanCo or the Issuer is issued in the Public Equity Offering, the failure at any time of the Parent to directly own 100% of the Voting Stock of GermanCo (other than 6.7% of the Voting Stock of GermanCo issued after the Issue Date to certain employees);
          (b) except following a Public Equity Offering in which the Share Capital of the Issuer is issued in the Public Equity Offering, the failure at any time of GermanCo to directly own



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

          100% of the Voting Stock of the Issuer; and (c) except until the liquidation and dissolution of Pool Acquisition Netherlands B.V. (in liquidation), the failure at any time of the Issuer to directly own 100% of the Voting Stock of Sanitec.

     "CLEARSTREAM BANKING" means Clearstream Banking, societe anonyme.

     "COMMON DEPOSITARY" means The Bank of New York, London Branch.

     "CONSOLIDATED COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of (1) the aggregate amount of EBITDA of such Person for such period to (2) the Consolidated Interest Expense of such Person for such period; PROVIDED, HOWEVER, that:

     (A) if the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Shares subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated and on or prior to the date of determination for which the calculation of the Consolidated Coverage Ratio is made, then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Shares, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period;

     (B) if since the beginning of such period the specified Person or any Restricted Subsidiary has made any Asset Sale, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the specified Person or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the specified Person and its continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Share Capital of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), in either case as if such Asset Sale had occurred on the first day of such period;

     (C) if since the beginning of such period the specified Person or any Restricted Subsidiary (by merger, amalgamation or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or any acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness);. and

     (D) if since the beginning of such period any other Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) has made any Asset Sale or any Investment or acquisition of assets requiring an adjustment pursuant to clauses (B) or (C) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto



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

          as if such Asset Sale, Investment or acquisition of assets occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an Investment or an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by the chief financial officer, or, in the absence of such an officer, by an officer of the Issuer with senior responsibility for financial or accounting matters. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the date of determination in excess of 12 months). For purposes of this definition, whenever pro forma effect is to be given to any Indebtedness incurred pursuant to a revolving credit facility, the amount outstanding on the date of such calculation shall be computed based on (1) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (2) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation.

     "CONSOLIDATED INDEBTEDNESS" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, PLUS (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been Guaranteed by such Person or one or more of its Restricted Subsidiaries, PLUS (iii) the aggregate liquidation value of all Disqualified Shares of such Person and all Preferred Shares of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with Finnish GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum of:

     (1) the total interest expense of the Issuer and its consolidated Restricted Subsidiaries plus, to the extent not otherwise included in such interest expense (without duplication), and to the extent incurred by the Issuer or its consolidated Restricted Subsidiaries:

          (A) interest expense attributable to Capital Lease Obligations, the interest expense attributable to leases constituting part of a sale and leaseback transaction and the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with Finnish GAAP and the interest component of any deferred payment obligations;

          (B)  amortization of debt discount but not debt issuance costs;

          (C) non-cash interest expense (other than in respect of Subordinated Shareholder Indebtedness);

          (D) amortization of commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (E) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Issuer or any such Restricted Subsidiary;

          (F) net costs associated with Hedging Obligations (excluding amortization of fees paid at the time or entering into such Hedging Obligations); PLUS

     (2) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Shares of a Person or any of its Restricted Subsidiaries payable to a Person other than the Issuer or a Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Shares) of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus then current combined national, regional and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with Finnish GAAP; PLUS

     (3) cash contributions to any employee stock ownership plan or other trust for the benefit of employees to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer and its Restricted Subsidiaries) in connection with Indebtedness incurred by such plan or trust to purchase Share Capital of the Issuer.

     "CONSOLIDATED NET INCOME" means, for any period for any Person, the net income (loss) of such Person and its consolidated Subsidiaries determined in accordance with Finnish GAAP; provided, however, that there shall not be included in determining such Consolidated Net Income:

     (1) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary or if such Person is accounted for by the equity method of accounting, except that subject to the limitations contained in Clause (3), (4) and (5) below, the Issuer's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below);

     (2) any net income (or loss) of any Restricted Subsidiary if at the date of determination the making of distributions or the payment of dividends by such Restricted Subsidiary are not permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or other organizational document or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than pursuant to the Credit Agreement or any Credit Facility permitted by subsections
          (1) or (2) of the second paragraph of Section 4.10 except:

          (A) subject to the limitations contained in Clause (3), (4) and (5) below, the Issuer's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to a Restricted Subsidiary, to the limitation contained in this clause); and

          (B) the Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

     (3) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized upon (i) an Asset Sale or other sale or other disposition of any assets of the

          Issuer, its consolidated Restricted Subsidiaries or any other Person (including pursuant to any sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business,
          (ii) the sale or other disposition of any securities of any Person not sold or otherwise disposed of in the ordinary course of business or
          (iii) the extinguishment of any Indebtedness of any Person;

     (4) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss);

     (5)  the cumulative effect of a change in accounting principles,

     (6) to the extent reflected in net income, the fees, expenses and other costs incurred in the Transactions (as defined in the Issuer's Offering Circular dated April 30, 2002);

     (7) to the extent reflected in net income, the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets of the Issuer or any Restricted Subsidiary in connection. with the Transactions or any future acquisition; and

     (8) to the extent deducted in determining net income (loss) of the Issuer and its consolidated Subsidiaries in accordance with Finnish GAAP, amounts representing accruals of interest on the Subordinated Shareholder Indebtedness shall be added back.

     "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

     "CREDIT AGREEMENT" means that certain Senior Multicurrency Term Loan and Revolving Credit Facilities Agreement, dated as of April 26, 2001, by and among Pool Acquisition Helsinki Oy, Pool Financing Helsinki Oy, Bayerische Hypo- und Vereinsbank AG, as arranger and underwriter, Bayerische Hypo- und Vereinsbank AG, London Branch, as fronting bank, and Bayerische Hypo- und Vereinsbank AG, London Branch, as facility agent and security agent, among others, providing for term loan and revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents related thereto granted by any relevant Person), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor credit agreement, whether by the same or any other lender or group of lenders.

     "CREDIT FACILITIES" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or indentures or trust deeds or note purchase agreements, providing for revolving credit loans, term loans, receivables financing (other than Qualified Receivables Transactions), letters of credit, bonds, notes or other corporate debt instruments, in each case, as such facilities, indentures, debentures, deeds, agreements or instruments are amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "DEFINITIVE REGISTERED NOTE" means any Note registered in the Register, substantially in the form of which is attached as EXHIBIT B hereto.

     "DEPOSITARY" means any of Euroclear, Clearstream Banking and their respective nominees and successors, acting through itself or the Common Depositary.

     "DISQUALIFIED SHARES" means any Share Capital that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Share Capital), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Share Capital, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Share Capital that would constitute Disqualified Shares solely because the holders of the Share Capital have the right to require the Issuer to repurchase such Share Capital upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Shares if the terms of such Share Capital provide that the Issuer may not repurchase or redeem any such Share Capital pursuant to such provisions unless such repurchase or redemption complies with Section 4.09.

     "EBITDA" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS:

     (1) the following to the extent deducted in calculating such Consolidated Net Income:

          (A) all income tax expense, and, in Germany, municipal trade tax, solidarity surcharge tax and company tax, and, in the United Kingdom, company tax (including unrelieved surplus advance company tax) and, in each case, their equivalents in any relevant jurisdiction or any other tax on income of the Issuer and its consolidated Restricted Subsidiaries;

          (B)  Consolidated Interest Expense;

          (C) depreciation expense and amortization expense of the Issuer and its Restricted Subsidiaries;

          (D) all other non-cash charges or costs of the Issuer and its Restricted Subsidiaries reducing Consolidated Net Income (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period) less all non-cash items increasing Consolidated Net Income (excluding the reversal of any accrual or reserve referred to in the preceding parenthetical);

          (E) the sum of (i) any non-cash losses, costs, charges or expenses attributable to the translation to Euro of non-Euro amounts in preparing the financial statements of the Issuer less (ii) any non-cash gains or income attributable to the translation to Euro of non-Euro amounts in preparing the financial statements of the Issuer (and if such sum is a negative number, it shall be subtracted from Consolidated Net Income in order to determine EBITDA); and

          (F) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale or other sale or disposition, the sale or other disposition of securities not sold in the ordinary course of business or the extinguishment of any Indebtedness of any Person;

          (G) without duplication of any amount included elsewhere in this definition of "EBITDA", the amount of any deduction from profit (to the extent actually deducted) for such period attributable to non-cash pension costs recorded as interest under Finnish GAAP; and

     (2) to the extent not included in Consolidated Net Income for the period or any prior period, and without duplication of any amount included elsewhere in this definition of "EBITDA" the proceeds of any claim under any insurance policy to the extent this relates solely to compensation for loss of profits and/or business interruption, in each case for such period.

     Notwithstanding the foregoing, paragraphs (B) through (F) of clause (1) and clause (2) relating to amounts of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "EQUITY INTERESTS" means Share Capital and all warrants, options or other rights to acquire Share Capital (but excluding any debt security that is convertible into, or exchangeable for, Share Capital).

     "EURO" or "(euro)" means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     "EUROPEAN UNION" means the European Union, including the countries of Austria, Belgium, Denmark, France, Finland, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, but not including any country which becomes a member of the European Union after the Issue Date.

     "EXCHANGE NOTES" means the Notes registered under the US Securities Act in exchange for the Notes issued in this offering pursuant to the terms of this Indenture.

     "EXISTING INDEBTEDNESS" means the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement and the Notes) in existence on the Issue Date, until such amounts are repaid.

     "FINNISH GAAP" means generally accepted accounting principles applicable in Republic of Finland, as such principles are amended and modified from time to time. All ratios and computations contained in this Indenture shall be calculated in conformity with Finnish GAAP.

     "GERMANCO" means Sanitec International AG, a company that will become the direct parent company of the Issuer.

     "GLOBAL NOTE(S)" means one or more registered global Notes, without coupons, substantially in the form of EXHIBIT A attached hereto.

     "GOVERNMENT SECURITIES" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, any country of the European Union that uses the Euro as its currency and participated in the third stage of the European economic and monetary union for the payment of which guarantee of obligations the full faith and credit of any country of the European Union that uses the Euro as its currency and participated in the third stage of the European economic and monetary union is pledged and which are not callable or redeemable at the option of the issuer thereof.

     "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, foreign currency exchange agreements, commodity price protection agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates, foreign currency exchange rates and commodity prices.

     "HOLDER" means a Person in whose name a Note is registered in the Register.

     "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

     (1)  in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures, promissory notes, loan agreements or similar instruments or letters of credit (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit)(or reimbursement agreements in respect thereof);

     (3)  in respect of bankers' acceptances;

     (4)  representing Capital Lease Obligations;

     (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

     (6)  representing any Hedging Obligations; or

     (7)  representing the maximum fixed repurchase price of Disqualified
          Shares;

     if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with Finnish GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

     Notwithstanding the foregoing, in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, the term "Indebtedness" shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

     The amount of any Indebtedness outstanding as of any date shall be:

     (1) in the case of any Indebtedness issued with original issue discount, the accreted value of the Indebtedness; and

     (2) in the case of any other Indebtedness, the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due.

     "INDENTURE" means this Indenture, as amended or supplemented from time to time.

     "INDIRECT PARTICIPANT" means a Person who holds a Book-Entry Interest in a Global Note through a Participant.

     "INITIAL NOTES" means the first (euro)260,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

     "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

     "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Finnish GAAP. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Issuer's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.09. The acquisition by the Issuer or any Subsidiary of the Issuer of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.09.

     "ISSUE DATE" means the date on which the Notes are first originally issued.

     "ISSUER" means the party named as such in the preamble to this Indenture and any and all successors thereto.

     "ISSUER REQUEST" means a written request or order signed in the name of the Issuer by any Officer of the Issuer and delivered to the relevant Person.

     "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of London or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) the Consolidated Indebtedness of the Issuer as of such date to (b) the EBITDA of the Issuer for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available.

     In addition, for purposes of calculating the Leverage Ratio:

     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date of determination shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and EBITDA for such reference period shall be calculated on a pro forma basis, but without giving effect to clause
          (3) of the proviso set forth in the definition of Consolidated Net Income;

     (2) the EBITDA attributable to discontinued operations, as determined in accordance with Finnish GAAP, and operations or businesses disposed of prior to the date of determination, shall be excluded; and

     (3) in the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Shares subsequent to the commencement of four-quarter reference period and on or prior to the determination date, then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Preferred Shares, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     "LIABILITY" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes (other than withholding taxes and taxes on overall net income), duties, levies, imposts and other like charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset (except in connection with any Qualified Receivables Transaction) and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "MATURITY DATE" means May 15, 2012.

     "NET PROCEEDS" means (a) with respect to any Asset Sale, the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of such Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset
Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, title and recording expenses, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Agreement) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Finnish GAAP, or (b) with respect to any issuance or sale of Share Capital, the proceeds of such issuance or sale in the form of Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary), net of attorney's fees, accountants' fees, underwriters or placements agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

     "NON-RECOURSE DEBT" means Indebtedness:

     (1)  as to which neither the Issuer nor any of its Restricted Subsidiaries
          (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity (except for any such right that would arise pursuant to Existing Indebtedness or Credit Facilities including any refinancing in respect thereof permitted by this Indenture); and

     (3) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

     "NOTES" has the meaning assigned to it in the preamble to this Indenture and includes the Initial Notes, the Exchange Notes and the Additional Notes. The Initial Notes, the Exchange Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture.

     "NOTES ON-LOAN" means that certain loan agreement, dated as of the Issue Date, by and between the Issuer and Sanitec, pursuant to which the proceeds of the Notes are on-lent by the Issuer to Sanitec, as such loan agreement is amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "NOTES SECURITY PLEDGE AGREEMENT" means that certain deed of pledge, dated as of the Issue Date, by and between the Issuer and the Trustee, who shall act as collateral agent for the Holders of the Notes, pursuant to which, among other things, (1) the Share Capital of Sanitec are pledged on a second priority basis and (2) the Notes On-Loan, the PIK On-Loan 2 and the Shareholder On-Loan 2 are be pledged on a first priority basis, to secure the payment and performance when due of the Obligations under this Indenture and the Notes.

     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OFFICER" means, with respect to any Person, the Chairman, the Deputy Chairman, the Chief Executive Officer, the President, a Managing Director, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Vice-President or any member of the Board of Directors which assumes such responsibilities traditionally associated with any of the above of such Person.

     "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Issuer by two Officers of such entity, one of whom must be the Chairman of the Board, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements of Section 12.05 hereof.

     "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.

     "PARALLEL DEBT" shall have the meaning assigned to such term in the Pool Acquisition Pledge Agreement.

     "PARENT" means Pool Acquisition S.A., a company organized under the laws of Luxembourg and the direct parent company of GermanCo, which in turn is the direct parent of the Issuer.

     "PARTICIPANT" means a Person who has an account with Euroclear or Clearstream Banking.

     "PAYING AGENCY AGREEMENT" means a paying agency agreement, dated the Issue Date, among the Issuer, Trustee, the Principal Paying Agent, the Registrar and the Paying Agents, as amended and/or supplemented from time to time.

     "PERMITTED BUSINESS" means any business in which the Issuer or any of its Restricted Subsidiaries were engaged in as of the Issue Date and any business related, ancillary or complimentary to any such business in which the Issuer or any of its Restricted Subsidiaries was engaged in as of the Issue Date.

     "PERMITTED GOVERNMENTAL ASSET SWAP" means the concurrent exchange of assets between any of the Issuer's Restricted Subsidiaries and a municipality or other local or national government or a Person wholly-owned by a municipality or other local or national government if: (1) the assets acquired in the exchange constitute, or may be used in, a Permitted Business; (2) the Issuer or the Restricted Subsidiary, as the case may be, receives assets at the time of the exchange at least equal to the fair market value of the assets transferred in the exchange; (3) the fair market value of the assets received in the exchange and transferred in the exchange is determined in good faith by the Issuer's Board of Directors and evidenced by a resolution of the Issuer's Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and
(4) if the assets received in the exchange consist of securities of a Person, such Person would as a result of the exchange become a Wholly-Owned Restricted Subsidiary of the Issuer.

     "PERMITTED INVESTMENTS" means:

     (1) any Investment in the Issuer or in any Restricted Subsidiary of the Issuer;

     (2)  any Investment in Cash Equivalents;

     (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

          (a) such Person becomes a Restricted Subsidiary of the Issuer; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.08;

     (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Shares) of the Issuer;

     (6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

     (7) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

     (8)  Hedging Obligations otherwise permitted to be incurred pursuant to
          Section 4.10;

     (9) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Issuer or a Restricted Subsidiary of the Issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction, PROVIDED that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Issuer entered into as part of a Qualified Receivables Transaction;

     (10) the acquisition of shares in Keramag Keramische Werke AG, Sanitec Kolo Sp. Z.o.o., Sanitec International S.A., Polyroc S.A., Koralle International GmbH, Allia S.A., Omnium de Distribution Sanitaires Sp.Zo.o, Murena S.A. or Sphinx Gustavsberg Wroclaw Sp.z.o.o. not owned by the Issuer or any Restricted Subsidiary for a price that does not exceed the fair market value of such shares, as determined in good faith by the Issuer's Board of Directors and set forth in an Officers' Certificate delivered to the Trustee; and

     (11) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made), when taken together with all other Investments made pursuant to this clause (in each case measured on the date each such Investment was made and without giving effect to subsequent changes in value), not to exceed
          (euro)25,000,000.

     "PERMITTED LIENS" means:

     (1) Liens securing Indebtedness under the Credit Agreement and Indebtedness under any Credit Facility incurred pursuant to clauses
          (1) or (2) of the second paragraph of Section 4.10;

     (2)  Liens in favor of the Issuer;

     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Restricted Subsidiary;

     (4) Liens on property existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary of the Issuer, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

     (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of Section 4.10 covering only the assets acquired with such Indebtedness;

     (6) Liens existing on the Issue Date (including the extension, re-issuance or renewal of such Liens in connection with Permitted Refinancing Indebtedness);

     (7) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

     (8) Liens on assets of the Issuer or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness) and the amount of all expenses and premiums incurred in connection therewith;

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or to any of the PIK On-Loan 2 and the Shareholder On-Loan 2, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes or the PIK On-Loan 2 and the Shareholder On-Loan 2, as the case may be, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "PERSON" means any individual, company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or governmental or other entity.

     "PIK LOAN" means that certain (euro)60,000,000 PIK Loan Agreement, dated December 20, 2001, by and between Pool Sub-Financing Helsinki Oy and Bayerische Hypo- und Vereinsbank AG, the obligations of which have been assumed by the Parent, as such loan agreement is amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "PIK ON-LOAN 1" means that certain loan agreement, by and between the Parent and the Issuer, pursuant to which the proceeds of the PIK Loan are on-lent from the Parent to the Issuer, as such loan agreement is amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "PIK ON-LOAN 2" means that certain loan agreement, by and between the Issuer and Sanitec, pursuant to which the proceeds of the PIK On-Loan 1 are on-lent from the Issuer to Sanitec, as such loan agreement is amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "PIK ON-LOAN 1 AND SHAREHOLDER ON-LOAN 1 SUBORDINATION AGREEMENT" means that certain Intercompany On-Loans Subordination Agreement, to be dated as of the Issue Date, by and between the Issuer, the Parent and the Trustee.

     "PLEDGE AGREEMENTS" means the Notes Security Pledge Agreement and the Pool Acquisition Pledge Agreement.

     "PLEDGED COLLATERAL" means the property pledged under the Pool Acquisition Pledge Agreement (until such property is released) and the Notes Security Pledge Agreement to secure the payment and performance when due of the Obligations under this Indenture and the Notes, including but not limited to (1) the Share Capital of Pool Acquisition Netherlands B.V. (in liquidation), (2) the Share Capital of Sanitec and (3) the Notes On-Loan, the PIK On-Loan 2 and the Shareholder On-Loan 2.

     "POOL ACQUISITION PLEDGE AGREEMENT" means that certain Deed of Pledge of Registered Shares in a Private Limited Liability Company, dated as of the Issue Date, by and among the Issuer, Pool Acquisition Netherlands B.V. (in liquidation) and the Trustee, who will act as collateral agent for the holders of the notes, pursuant to which, among other things, the Share Capital of Pool Acquisition Netherlands B.V. (in liquidation) will be pledged on a first priority basis to secure the payment and performance when due of the Obligations under this Indenture and the Notes. The pledge under this agreement will be released when the Share Capital of Sanitec is pledged under the Notes Security Pledge Agreement.

     "PREFERRED SHARES" of any Person means any Equity Interests of such Person that have any rights which are preferential to the rights of any other Equity Interests of such Person with respect to dividends or redemptions or upon liquidation.

     "PRINCIPALS" means the BC Funds, Teabar Capital Corporation, South Light Investment Pte Limited and Capital d'Amerique CDPQ.

     "PUBLIC EQUITY OFFERING" means a bona fide underwritten primary public offering of the Share Capital of the Parent, GermanCo or the Issuer, as the case may be, from which the Issuer receives at least (euro)100,000,000 in Net Proceeds, and following which the issued and outstanding Share Capital of the Parent, GermanCo or the Issuer, as the case may be, either:

     (1) is listed on a nationally recognized stock exchange or automated quotation system in the United States or in a member state of the European Union; or

     (2) has been distributed by means of an effective registration under the US Securities Act;

AND PROVIDED FURTHER, that in the case of a public offering by the Parent or GermanCo, the Net Proceeds of such offering shall have been loaned to the Issuer as Subordinated Shareholder Indebtedness or contributed to the Issuer as an equity contribution in exchange solely for Share Capital (other than Disqualified Shares) of the Issuer.

     "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions entered into by the Issuer or any of its Restricted Subsidiaries pursuant to which the Issuer or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries), and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and related assets.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "RECEIVABLES SUBSIDIARY" means a Restricted Subsidiary of the Issuer which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any Restricted Subsidiary of the Issuer (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Issuer or any Restricted Subsidiary (other than such Receivables Subsidiary) of the Issuer in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, or (iii) subjects any property or asset of the Issuer or any Restricted Subsidiary of the Issuer (other than such Receivables Subsidiary and other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Issuer nor any Restricted Subsidiary (other than such Receivables Subsidiary) of the Issuer has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) with which neither the Issuer nor any Restricted Subsidiary (other than such Receivables Subsidiary) of the Issuer has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "REDEMPTION DATE" means, when used with respect to any Note to be redeemed pursuant to this Indenture, the date fixed for such redemption.

     "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement entered into among the Issuer and certain initial purchasers with respect to the Initial Notes.

     "REGULATION S DEFINITIVE REGISTERED NOTE" means a definitive registered Note bearing the Regulation S Legend.

     "REGULATION S LEGEND" means the legend initially set forth on the Regulation S Notes in the form set forth in Section 2.07(l)(ii) hereof.

     "REGULATION S GLOBAL NOTE" means the Global Note bearing the Regulation S Legend that shall be issued on the Issue Date in a principal amount equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

     "REGULATION S NOTE" means a Regulation S Definitive Registered Note or a Regulation S Global Note, as applicable.

     "REGULATION S" means Regulation S promulgated under the US Securities Act.

     "RESTRICTED DEFINITIVE REGISTERED NOTE" means a Definitive Registered Note bearing either the 144A Legend or the Regulation S Legend.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "RULE 144" means Rule 144 promulgated under the US Securities Act.

     "RULE 144A" means Rule 144A promulgated under the US Securities Act.

     "RULE 903" means Rule 903 promulgated under the US Securities Act.

     "RULE 904" means Rule 904 promulgated under the US Securities Act.

     "SANITEC" means Sanitec Oy, a company organized under the laws of Finland and, following the transfer of shares of Sanitec to the Issuer, a Wholly-Owned Restricted Subsidiary of the Issuer.

     "SEC" means the US Securities and Exchange Commission.

     "SHARE CAPITAL" means:

     (1) in the case of a corporation or a company, any and all shares, interest, participations, or other equivalent (however designated and whether or not voting) of share capital or corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of share capital or corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "SHAREHOLDER LOAN" means that certain loan agreement, by and between certain shareholders and the Parent, pursuant to which certain amounts are lent from such shareholders to the Parent, as such loan agreement is amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "SHAREHOLDER ON-LOAN 1" means that certain loan agreement, by and between the Parent and the Issuer, pursuant to which the proceeds of the Shareholder Loan are on-lent from the Parent to the Issuer, as such loan agreement is amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "SHAREHOLDER ON-LOAN 2" means that certain loan agreement, by and between the Issuer and Sanitec, pursuant to which the proceeds of the Shareholder On-Loan 1 are on-lent from the Issuer to Sanitec, as such loan agreement is amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the US Securities Act, as such regulation is in effect on the date hereof.

     "SPECIAL INTEREST" means additional interest on the Notes payable under the Registration Rights Agreement.

     "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "SUBORDINATED SHAREHOLDER INDEBTEDNESS" means subordinated Indebtedness of the Issuer issued to the Parent, GermanCo or to any Principal that:

     (1) by its terms or pursuant to the terms of any subordination agreement to which it is subject:

          (A) does not (including upon the happening of any event) mature and is not (including upon the happening of any event) mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder, in whole or in part, and does not include any provision requiring repurchase by the Issuer or any Restricted Subsidiary (including upon the happening of any event) prior to the date on which the Notes mature;

          (B) does not (including upon the happening of any event) require or provide for the payment, in cash or otherwise, of interest or any other amounts prior to its final Stated Maturity (PROVIDED that interest may accrete while such subordinated Indebtedness is outstanding and accreted interest may become due upon acceleration of maturity as permitted by clause (C) below and any interest may be satisfied at any time by the issue to the holders thereof of additional Subordinated Shareholder Indebtedness);

          (C) does not provide (including upon the happening of any event) for the acceleration of its maturity (other than following the winding up or bankruptcy of the Issuer, but only if the maturity of the Notes has been accelerated) or the exercise of remedies prior to the date on which the Notes mature and are repaid;

          (D) is not secured by a Lien on any assets of the Issuer or any Restricted Subsidiary and is not Guaranteed by any Subsidiary;

          (E) does not (including upon the happening of any event) restrict the payment of amounts due in respect of the Notes or compliance by the Issuer with its Obligations under the Notes and this Indenture;

          (F) does not (including upon the happening of an event) constitute Voting Stock; and

          (G) is not (including upon the happening of any event) mandatorily convertible or exchangeable, or convertible or exchangeable at the option of the holder, in whole or in part, prior to the date on which the Notes mature other than into or for Share Capital (other than Disqualified Shares); and

     (2) is contractually subordinated (pursuant to an agreement with the Trustee) and junior in right of payment to the prior payment in full in cash of all Obligations (including principal, interest, premium (if any) and Additional Amounts (if any)) of the Issuer under the Notes and this Indenture pursuant to the PIK On-Loan 1 and Shareholder On-Loan 1 Subordination Agreement or an agreement which is substantially identical thereto or more favourable to the Holders of Notes, and, in any event, such that:

          (A) the Issuer shall make no payment in respect of such subordinated Indebtedness (whether in cash, securities or otherwise, except as permitted by clause (1)(B) above) and may not acquire such subordinated Indebtedness except as permitted by this Indenture until the prior payment in full in cash of all obligations in respect of the Notes and this Indenture;

          (B) upon any total or partial liquidation, dissolution or winding up of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, the Holders of the Notes shall be entitled to receive payment in full in cash of the Obligations under the Notes and this Indenture, including Additional Amounts, if any, before the holders of such subordinated Indebtedness shall be entitled to receive any payment in respect of such subordinated Indebtedness;

          (C) such subordinated Indebtedness may not be amended such that it would cease to qualify as Subordinated Shareholder Indebtedness until a date that is after the prior payment in full in cash of all Obligations in respect of the Notes and this Indenture;

          (D) the holders of such subordinated Indebtedness shall assign any rights to vote, including by way of proxy, in a bankruptcy, insolvency or similar proceeding to the Trustee to the extent necessary to give effect to the priority and subordination provisions described in this definition; and

          (E) the holders of such subordinated Indebtedness shall agree that, in the event any payment on such subordinated Indebtedness is received by such holder in contravention of the terms of this Indenture and any applicable subordination agreement, then such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the Trustee, on behalf of the Holders of the Notes;

PROVIDED, HOWEVER, that any event or circumstance that results in such subordinated Indebtedness ceasing to qualify as Subordinated Shareholder Indebtedness shall (i) constitute an incurrence of such Indebtedness by the Issuer and (ii) reduce the sum described in the second clause (3) of Section
4.09 by an amount equal to the principal amount of such Indebtedness, and any and all Restricted Payments made since the date of the original issuance of such Subordinated Shareholder Indebtedness shall constitute new Restricted Payments that must satisfy Section 4.09 at a time on or after the date of the original issuance of such Subordinated Shareholder Indebtedness after giving effect to the reduction referred to above in clause (ii) of this sentence.

     "SUBSIDIARY" means, with respect to any specified Person:

     (1) any corporation, company, association or other business entity of which more than 50% of the total voting power of shares of Share Capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Trustees of the corporation, company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "TAX" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto).

     "TAXING AUTHORITY" means any government or political sub-division or territory or possession of any government or any authority or agency therein or thereof having power to Tax.

     "TIA" means the U.S. Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

     "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "TRUSTEE ACTS" means the English Trustee Act of 1925 and the English Trustee Act of 2000.

     "UNRESTRICTED DEFINITIVE REGISTERED NOTE" means one or more Definitive Registered Notes that do not bear and are not required to bear either the 144A Legend or the Regulation S Legend.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer (other than Sanitec) that is designated by the Issuer's Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

     (1)  has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favourable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

     (3) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests, or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries; and

     (5) has at least one director on its Board of Directors that is not a director or executive officer of the Issuer or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Issuer or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.09. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for the purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under
Section 4.10, the Issuer shall be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.10, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     As of the Issue Date, the following companies are designated as Unrestricted Subsidiaries: Sphinx Technical Ceramics B.V., Pool Financing Helsinki Oy and Pool Sub-Financing Helsinki Oy.

     "US EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "US SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "VOTING STOCK" of any Person as of any date means the Share Capital of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

     (2)  then outstanding principal amount of such Indebtedness.

     "WESTERN EUROPE" means Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.

     "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Share Capital or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

SECTION 1.02  OTHER DEFINITIONS

TERM                                                                     SECTION
----                                                                     -------
"ADDITIONAL AMOUNTS"..................................................      4.24
"ADDITIONAL NOTES"....................................................      2.01
"AFFILIATE TRANSACTION"...............................................      4.13
"ASSET SALE OFFER"....................................................      4.08
"ASSET SALE OFFER PERIOD".............................................      4.08
"ASSET SALE PURCHASE DATE"............................................      4.08
"AUTHENTICATION ORDER"................................................      2.02
"AUTHORIZED AGENT"....................................................     12.10
"CALCULATION DATE"....................................................      1.01
"CHANGE OF CONTROL OFFER..............................................      4.07
"CHANGE OF CONTROL OFFER PERIOD"......................................      4.07
"CHANGE OF CONTROL PURCHASE DATE".....................................      4.07
"COVENANT DEFEASANCE".................................................      8.03
"EVENT OF DEFAULT"....................................................      6.01
"EXCESS PROCEEDS".....................................................      4.08
"EXCLUDED TAX"........................................................      4.24
"INCUR"...............................................................      4.10
"JUDGMENT CURRENCY"...................................................     12.08
"LEGAL DEFEASANCE"....................................................      8.02
"LUXEMBOURG PAYING AGENT".............................................      2.03
"NEW YORK PAYING AGENT"...............................................      2.03
"OFFER AMOUNT"........................................................      4.08
"PRINCIPAL PAYING AGENT"..............................................      2.03
"PAYING AGENT"........................................................      2.03
"PAYMENT DEFAULT".....................................................      6.01
"PERMITTED DEBT"......................................................      4.10
"REGISTER"............................................................      2.03
"REGISTRAR"...........................................................      2.03
"REGULAR RECORD DATE" ................................................      2.04
"RELEVANT TAXING JURISDICTION"........................................      4.24
"RESTRICTED PAYMENTS".................................................      4.09
"SPOT RATE OF EXCHANGE"...............................................     12.08
"SURVIVING ENTITY"....................................................      5.01

SECTION 1.03   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture as if this Indenture was required to be qualified under the TIA.

     The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Notes;

     "INDENTURE SECURITY HOLDER" means a Holder of a Note;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

     "OBLIGOR" on the Notes means the Issuer, and any successor obligor upon the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04   RULES OF CONSTRUCTION

     Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with Finnish GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and in the plural include the singular;

     (e) provisions apply to successive events and transactions;

     (f) references to sections of or rules under the US Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

     (g) whenever in this Indenture there is referenced, in any context, the payment of principal, premium or interest, or any other amount under or with respect to any Note, that reference shall be deemed to include the payment of Additional Amounts and Special Interest to the extent that Additional Amounts or Special Interest are, were or would be payable in respect thereof;

     (h) all references in this Indenture to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in this Indenture;

     (i) all references in this Indenture to taking proceedings against the Issuer shall be deemed to include references to proving in the winding up of the Issuer;

     (j) unless the context otherwise requires words or expressions used in this Indenture shall bear the same meanings as in the Companies Act 1985 of Great Britain.

                                   ARTICLE II
                                    THE NOTES

SECTION 2.01      FORM AND DATING

     (a) GLOBAL NOTES. Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a 144A Global Note, duly executed by the Issuer, and authenticated by the Principal Paying Agent as hereinafter provided. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Note, duly executed by the Issuer and authenticated by the Principal Paying Agent as hereinafter provided.

     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, by the Registrar or the Principal Paying Agent to reflect exchanges, repurchases, redemptions and transfers of interests therein, in accordance with the terms of this Indenture.

     Ownership of interests in the Global Notes shall be limited to Participants and Indirect Participants. Book-Entry Interests in the Global Notes shall be shown on, and transfers thereof shall be effected only through, records maintained in book-entry form by the Depositary and its Participants. The Applicable Procedures shall be applicable to Book-Entry Interests in Global Notes.

     Except as set forth in Section 2.07(a) hereof, the Global Notes may be transferred, in whole and not in part, only to a nominee or a successor of a Depositary.

     (b) DEFINITIVE REGISTERED NOTES. Definitive Registered Notes issued upon transfer of a Book-Entry Interest or a Definitive Registered Note, or in exchange for a Book-Entry Interest or a Definitive Registered Note, shall be issued in accordance with this Indenture.

     (c) BOOK-ENTRY PROVISIONS. Neither Participants nor Indirect Participants shall have any rights either under this Indenture or under any Global Note held on their behalf by the Depositary. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent from giving effect to any written certification, proxy or other authorisation furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

     (d) RESPONSIBILITIES OF PRINCIPAL PAYING AGENT. As set forth in the Paying Agency Agreement, the Principal Paying Agent shall be responsible for, inter alia:

          (i) paying sums due on the Global Notes;

          (ii) authenticating the Notes; and

          (iii) arranging on behalf of and at the expense of the Issuer for notices to be communicated to Holders in accordance with the terms of this Indenture.

     (e) ADDITIONAL NOTES. Subject to the restrictions contained in Section 4.10 hereof, from time to time after the Issue Date the Issuer may issue additional notes ("ADDITIONAL NOTES") under this Indenture. Any Additional Notes issued as provided for herein will be treated as a single class and as part of the same series as the Initial Notes for all purposes under this Indenture.

SECTION 2.02   EXECUTION AND AUTHENTICATION

     Two Officers of the Issuer shall execute the Notes on behalf of the Issuer by manual or facsimile signature. The Issuer's seal may but need not be impressed, affixed, imprinted or reproduced on the Notes.

     If any of the Officers whose signature is on a Note no longer holds that office at the time the Note is authenticated or at any time thereafter, the Note shall be valid nevertheless.

     A Note shall not be valid until an authorised signatory of the Principal Paying Agent manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Principal Paying Agent shall authenticate Notes on the Issue Date in an aggregate principal amount of (euro)260,000,000, upon receipt of an Issuer Request signed by an Officer of the Issuer directing the Principal Paying Agent to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with (an "AUTHENTICATION ORDER"). The Principal Paying Agent shall authenticate Additional Notes upon receipt of an Authentication Order relating thereto.

     The Principal Paying Agent may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Principal Paying Agent may do so. Each reference in this Indenture to authentication by the Principal Paying Agent includes authentication by such agent. Such authenticating agent shall have the same rights as the Principal Paying Agent in any dealings hereunder with the Issuer or with any of the Issuer's Affiliates.

SECTION 2.03   APPOINTMENT OF AGENTS

     The Issuer shall maintain (i) an office or agency in the City of London, England where Definitive Registered Notes may be presented for registration of transfer or for exchange; (ii) an office or agency in the City of London, England where Notes may be presented for payment; (iii) an office or agency in the Borough of Manhattan, the City of New York, State of New York where Notes may be presented for payment; (iv) when and for so long as the Notes are listed on the Luxembourg Stock Exchange, an office or agency in Luxembourg where Definitive Registered Notes may be presented for transfer or for exchange and for payment thereof; (v) an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served; and
(vi) an office or agency in the location where the Common Depositary holds the Global Notes where annotation of increases and decreases of the principal amount of Global Notes shall be made. The office or agency referred to in clause (i) above shall be referred to as the "REGISTRAR," the office or agency referred to in clause (ii) above shall be referred to as the "PRINCIPAL PAYING AGENT," the office or agency referred to in clause (iii), shall be referred to as the "NEW YORK PAYING AGENT," the office or agency referred to in clause (iv) shall be referred to as the "LUXEMBOURG PAYING AGENT," and each office or agency referred to in clauses (i), (ii) and (iii) above shall be referred to as a "PAYING AGENT." In addition, if the conclusions of the ECOFIN Council meeting of 26-27 November 2000, are implemented, the Issuer shall maintain a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing such conclusions or any law implementing or complying with, or introduced to confirm to, such directive.

     If the Issuer makes any change in the Paying Agents or the Registrar, the Issuer will give notice to the Principal Paying Agent, upon receipt of which the Principal Paying Agent (at the expense of the Issuer) will publish a notice of a change of Paying Agent or Registrar in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBOURGER WORT). For the avoidance of doubt, upon the issuance of Definitive Registered Notes, Holders shall be able to receive principal and interest on the Notes and shall be able to transfer Definitive Registered Notes at the Luxembourg office of such paying and transfer agent, subject to the right of the Issuer to mail payments in accordance with the terms of this Indenture.

     Claims against the Issuer for the payment of principal, or Additional Amounts, if any, on the Notes shall be prescribed ten years after the applicable due date for payment thereof. Claims against the Issuer for the payment of interest on the Notes shall be prescribed five years after the applicable due date for payment of interest.

     The Registrar shall keep a register (the "REGISTER") of the Holders of the Notes and of the transfer and exchange of Notes and a copy of such Register shall be kept at the registered office of the Issuer.

     Pursuant to the Paying Agency Agreement, the Issuer shall initially appoint
(a) The Bank of New York at One Canada Square, 48th Floor, London E14 5AL as the Principal Paying Agent and Registrar, (b) The Bank of New York at 101 Barclay Street, Floor 21 West, New York, NY 10286 as the New York Paying Agent and (c) The Bank of New York (Luxembourg) S.A. as the Luxembourg Paying Agent and Registrar.

     The Issuer may appoint one or more co-Registrars and one or more additional Paying Agents and the terms "REGISTRAR" and "PAYING AGENT" shall include any such additional co-Registrar or Paying Agent, as applicable; PROVIDED, HOWEVER, that in no event may the Issuer or any of its Affiliates act as Paying Agent.

     The Issuer shall notify the Trustee of the name and address of any Agent appointed after the Issue Date.

SECTION 2.04   HOLDERS TO BE TREATED AS OWNERS; PAYMENTS OF INTEREST

     (a) The Issuer, the Paying Agents, the Registrar, the Trustee and any agent of the Issuer, any Paying Agent, the Registrar or the Trustee may deem and treat the Holder of a Note as the absolute owner of such Note, free of any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate Holder of such Note (whether or not such Note shall be overdue and notwithstanding any notion or other writing thereon or any notice or previous loss or theft of such Note) for the purpose of receiving payment of or on account of the principal, premium or interest on such Note and for all other purposes; and neither the Issuer, any Paying Agent, the Registrar, the Trustee nor any agent of the Issuer, any Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effective to satisfy and discharge the liability for moneys payable upon any Note.

     (b) A Holder of a Note at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid in accordance with Section 2.13. The term "REGULAR RECORD DATE" as used with respect to any Interest Payment Date for the Notes shall mean the date specified as such in the Notes.

SECTION 2.05  PAYING AGENTS TO HOLD MONEY

     Each Paying Agent shall hold in the name of and on behalf of the Holders or the Trustee all money received by the Paying Agent for the payment of principal, premium, interest or Additional Amounts on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money so held by a Paying Agent need not be segregated, except as required by law, and in no event shall any Paying Agent be liable for any interest on any money received by it hereunder. The Trustee may require any Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the relevant Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06  HOLDER LISTS

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Registrar of the names and addresses of the Holders. The Issuer shall obtain from the Registrar and furnish to the Trustee (if the Trustee is not the Registrar) and each Paying Agent at least seven Business Days before each Interest Payment Date, and at such other times as they may request in writing, a list in such form and as of such date as they may reasonably require of the names and addresses of the Holders.

SECTION 2.07  TRANSFER AND EXCHANGE

     (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES.

          (i) The Global Notes cannot be transferred to any Person other than to another nominee of a Depositary or to a successor clearing agency or its nominee approved by the Issuer and the Trustee.

          (ii) All Global Notes shall be exchanged by the Issuer for Definitive Registered Notes (A) if each Depositary notifies the Issuer that it is unwilling or unable to act as a clearing system in respect of the Notes and a successor clearing system is not appointed by the Issuer within 120 days;
     (B) if either Depositary so requests following an Event of Default; or (C) in whole, but not in part, at any time if the Issuer in its sole discretion determines that the Global Notes should be exchanged for Definitive Registered Notes; or (D) if the owner of a Book-Entry Interest requests such exchange in writing delivered through either Depositary. Upon the occurrence of any of the preceding events, Definitive Registered Notes shall be issued in the name or names and issued in any approved denominations, as the Depositary shall instruct the Issuer based on the instructions received by the Depositary from the holders of Book-Entry Interests.

          (iii) Global Notes may also be exchanged or replaced, in whole or in part, as provided in Section 2.08 and Section 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.08 or Section 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note, other than as provided in this Section 2.07(a).

     (b) GENERAL PROVISIONS APPLICABLE TO TRANSFERS AND EXCHANGES OF THE NOTES. Transfers of Book-Entry Interests in the Global Notes (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note) shall require compliance with this Section 2.07(b), as well as one or more of the other following subparagraphs of this Section 2.07, as applicable.

     In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferor takes delivery thereof in the form of a Book-Entry Interest in the same Global Note), the Principal Paying Agent must receive: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

     In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Registered Note, the Principal Paying Agent and the Registrar must receive: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant directing the Registrar to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (ii) instructions containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.

     In connection with any transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall present or surrender to the Registrar the Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorised in writing. In addition, in connection with a transfer or exchange of a Definitive Registered Note for a Book-Entry Interest, the Principal Paying Agent must receive a written order directing the Depositary to credit the account of the transferee in an amount equal to the Book-Entry Interest to be transferred or exchanged.

     Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Notes contained in this Indenture, the Principal Paying Agent or the Registrar, as specified in this Section 2.07, shall endorse the relevant Global Note(s) with any increase or decrease and instruct the Depositary to reflect such increase or decrease in its systems.

     (c) TRANSFER OF BOOK-ENTRY INTERESTS IN A REGULATION S GLOBAL NOTE TO BOOK-ENTRY INTERESTS IN A 144A GLOBAL NOTE. A Book-Entry Interest in the Regulation S Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in the 144A Global Note if the transfer complies with the requirements of Section 2.07(b) above, such transfer takes place after June 17, 2002 and the Principal Paying Agent receives a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item (1) thereof.

     Upon the receipt of such certificate and the orders and instructions required by Section 2.07(b), the Principal Paying Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the Global Notes to the Principal Paying Agent for endorsement and upon receipt thereof, decrease SCHEDULE A to the Regulation S Global Note and increase SCHEDULE A to the 144A Global Note by the principal amount of such transfer, and (ii) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

     (d) TRANSFER OF BOOK-ENTRY INTERESTS IN A 144A GLOBAL NOTE TO BOOK-ENTRY INTERESTS IN A REGULATION S GLOBAL NOTE. A Book-Entry Interest in the 144A Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in the Regulation S Global Note only if the transfer complies with the requirements of Section 2.07(b) above, such transfer takes place after June 17, 2002, and the Principal Paying Agent receives a certificate from the holder of such Book-Entry Interest in the form of EXHIBIT C hereto, including the certifications in item (2) thereof.

     Upon receipt of such certificates and the orders and instructions required by Section 2.07(b), the Principal Paying Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the Global Notes to the Principal Paying Agent for endorsement and, upon receipt thereof, increase SCHEDULE A to the Regulation S Global Note and decrease SCHEDULE A to the 144A Global Note, in each case, by the principal amount of such transfer, and (ii) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited and debited in connection with such transfer.

     (e) TRANSFER OF BOOK-ENTRY INTERESTS IN GLOBAL NOTES TO DEFINITIVE REGISTERED NOTES. To the extent permitted by the Depositary, a holder of a Book-Entry Interest in a Global Note may transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note if the transfer complies with the requirements of Section 2.07(b) above and:

          (i) in the case of a transfer on or before June 17, 2002 by a holder of a Book-Entry Interest in a Regulation S Global Note, the Principal Paying Agent shall have received a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item (2) thereof;

          (ii) in the case of a transfer after June 17, 2002 by a holder of a Book-Entry Interest in a Regulation S Global Note, the transfer complies with Section 2.07(b);

          (iii) in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note to a QIB in reliance on Rule 144A, the Principal Paying Agent shall have received a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item (1) thereof;

          (iv) in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note in reliance on Regulation S, the Principal Paying Agent shall have received a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item (2) thereof; or

          (v) in the case of a transfer by a holder of a Book-Entry Interest in a 144A Global Note in reliance on Rule 144, the Principal Paying Agent shall have received a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item (3) thereof.

     Upon receipt of such certificates and the orders and instructions required by Section 2.07(b), the Principal Paying Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the relevant Global Note to the Principal Paying Agent for endorsement and upon receipt thereof, decrease SCHEDULE A to the relevant Global Note by the principal amount of such transfer;
(ii) thereafter, return the Global Note to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such transfer; and (iii) deliver to the Registrar the instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer. The Registrar shall cause any Definitive Registered Note issued in connection with a transfer pursuant to Section 2.07(e)(i)(A) or Section 2.07(e)(iii) to have the 144A Legend and, in the case of a transfer under Section 2.07(e)(i)(B) or Section 2.07(e)(iv), the Regulation S Legend.

     The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02 hereof, the Principal Paying Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so transferred and in the names set forth in the instructions received by the Registrar.

     (f) TRANSFER OF DEFINITIVE REGISTERED NOTES TO BOOK-ENTRY INTERESTS IN GLOBAL NOTES. To the extent permitted by the Depositary, any Holder of a Definitive Registered Note may transfer such Definitive Registered Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note only if such transfer occurs after June 17, 2002 and:

          (i) in the case of a transfer by a holder of a Regulation S Definitive Registered Note to a person who takes delivery thereof in the form of a Book-Entry Interest in the Regulation S Global Note, the Registrar shall have received a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item (2) thereof;

          (ii) in the case of a transfer by a holder of Definitive Registered Notes to a QIB in reliance on Rule 144A, the Registrar shall have received a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item (1) thereof; or

          (iii) in the case of a transfer by a holder of a 144A Definitive Registered Notes in reliance on Regulation S or Rule 144 under the US Securities Act, the Registrar shall have received a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item
     (2) or (3) thereof.

     Upon satisfaction of the foregoing conditions, the Registrar shall (i) deliver the Definitive Registered Notes to the Registrar for cancellation pursuant to Section 2.12 hereof; (ii) record such transfer on the Register;
(iii) instruct the Common Depositary to deliver (A) in the case of a transfer pursuant to Section 2.07(f)(i) or Section 2.07(f)(iii) above, the applicable Regulation S Global Note and (B) in the case of a transfer pursuant to Section 2.07(f)(ii), the applicable 144A Global Note; (iv) endorse SCHEDULE A to such Global Note to reflect the increase in principal amount resulting from such transfer; and (v) thereafter, return the Global Notes to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such transfer.

     (g) EXCHANGES OF BOOK-ENTRY INTERESTS IN GLOBAL NOTES FOR RESTRICTED DEFINITIVE REGISTERED NOTES. A holder of a Book-Entry Interest in a Global Note may exchange such Book-Entry Interest for a Restricted Definitive Registered
Note if the exchange or transfer complies with the requirements of Section 2.07(b) above and the Principal Paying Agent receives the following:

          (i) if the holder of such Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Regulation S Definitive Registered Note, a certificate from such holder in the form of EXHIBIT D hereto, including the certifications in items 2(a) and 2(b) thereof;

          (ii) if the holder of such Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a 144A Definitive Registered Note, a certificate from such holder in the form of EXHIBIT D hereto including the certifications in item 2(a) thereof.

     Upon receipt of such certificates and the orders and instructions required by Section 2.07(b), the Principal Paying Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the relevant Global Note to the Principal Paying Agent for endorsement and upon receipt thereof, decrease Schedule A to the relevant Global Note by the principal amount of such exchange;
(ii) thereafter, return the Global Note to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange; and (iii) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such exchange. The Registrar shall cause all Definitive Registered Notes issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.07(g) to bear the appropriate legend required by item 2(b) of Exhibit D hereto.

     The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02 hereof, the Principal Paying Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar.

     (h) EXCHANGES OF BOOK-ENTRY INTERESTS IN GLOBAL NOTES FOR UNRESTRICTED DEFINITIVE REGISTERED NOTES. To the extent permitted by the Depositary, a holder of a Book-Entry Interest in a Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note only if the Principal Paying Agent receives the following:

          (i) if the holder of such Book-Entry Interest in a 144A Global Note proposes to exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note, a certificate from such holder in the form of EXHIBIT D hereto, including the certifications in item 1(a) thereof; or

          (ii) if the holder of such Book-Entry Interest in a Regulation S Global Note proposes to exchange such Book-Entry Interest for an Unrestricted Definitive Registered Note, a certificate from such holder in the form of EXHIBIT D hereto, including the certifications in item 1(b) thereof.

     Upon receipt of such certificates and the orders and instructions required by Section 2.07(b), the Principal Paying Agent shall (i) instruct the Common Depositary to deliver, or cause to be delivered, the relevant Global Note to the Principal Paying Agent for endorsement and upon receipt thereof, decrease SCHEDULE A to the relevant Global Note by the principal amount of such exchange;
(ii) thereafter, return the Global Note to the Common Depositary, together with all information regarding the Participant accounts to be debited in connection with such exchange; and (iii) deliver to the Registrar instructions received by it that contain information regarding the Person in whose name Definitive Registered Notes shall be registered to effect such transfer.

     The Issuer shall issue and, upon receipt of an Authentication Order from the Issuer in accordance with Section 2.02 hereof, the Principal Paying Agent shall authenticate, one or more Definitive Registered Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests so exchanged and in the names set forth in the instructions received by the Registrar. Any Definitive Registered Note issued in exchange for a Book-Entry Interest pursuant to this Section 2.07(h) shall not bear the 144A Legend or the Regulation S Legend.

     (i) EXCHANGES OF DEFINITIVE REGISTERED NOTES FOR BOOK-ENTRY INTERESTS IN GLOBAL NOTES. Any Holder of a Restricted Definitive Registered Note may exchange such Note for a Book-Entry Interest in a Global Note if such exchange complies with Section 2.07(b) above, such exchange takes place after June 17, 2002 and the Registrar receives the following documentation:

          (i) if the Holder of a 144A Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a 144A Global Note, a certificate from such Holder in the form of EXHIBIT D hereto, including the certifications in item 2(a) thereof;

          (ii) if the Holder of a 144A Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Regulation S Global Note, a certificate from such Holder in the form of EXHIBIT D hereto, including the certifications in item 1(a) thereof;

          (iii) if the Holder of a Regulation S Definitive Registered Notes proposes to exchange such Notes for a Book-Entry Interest in a Regulation S Global Note, a certificate from such Holder in the form of EXHIBIT D hereto, including the certifications in item 2(a) AND (b) thereof;

          (iv) if the Holder of an Unrestricted Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Regulation S Global Note, a certificate from such Holder in the form of EXHIBIT D hereto, including the certifications in item 2(a) thereof;

     Upon satisfaction of the foregoing conditions, the Registrar shall (i) cancel such Note pursuant to Section 2.12 hereof; (ii) record such exchange on the Register; (iii) instruct the holder of the Note to deliver in the case of an exchange pursuant to Section 2.07(i)(i), the 144A Global Note, and (B) in the case of an exchange pursuant to Section 2.07(i)(ii), (iii) or (iv), the Regulation S Global Note; (iv) endorse SCHEDULE A to such Global Note to reflect the increase in principal amount resulting from such exchange; and (v) thereafter, return the Global Note to the Common Depositary, together with all information regarding the Participant accounts to be credited in connection with such exchange.

     (j) TRANSFER OF RESTRICTED DEFINITIVE REGISTERED NOTES FOR DEFINITIVE REGISTERED NOTES. Any Holder of a Restricted Definitive Registered Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Registered Notes if the transfer complies with Section 2.07(b) above and the Registrar receives the following additional documentation:

          (i) in the case of a transfer on or before June 17, 2002 by a Holder of a Regulation S Definitive Registered Note, the Registrar shall have received a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item (2) thereof;

          (ii) in the case of a transfer after June 17, 2002 by a Holder of a Regulation S Definitive Registered Note, the transfer complies with Section 2.07(b);

          (iii) in the case of a transfer by a Holder of a 144A Definitive Registered Note to a QIB in reliance on Rule 144A, the Registrar shall have received a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item (1) thereof;

          (iv) in the case of a transfer by a Holder of a 144A Definitive Registered Note in reliance on Regulation S, the Registrar shall have received a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item (2) thereof; or

          (v) in the case of a transfer by a Holder of a 144A Definitive Registered Note in reliance on Rule 144, the Registrar shall have received a certificate to the effect set forth in EXHIBIT C hereto, including the certifications in item (3) thereof.

Upon the receipt of any Definitive Registered Note, the Registrar shall cancel such Note pursuant to Section 2.12 hereof and complete and deliver to the Issuer
(i) in the case of a transfer pursuant to Section 2.07(j)(i)(A) or Section 2.07(j)(iii), a 144A Definitive Registered Note; (ii) in the case of a transfer pursuant to Section 2.07(j)(ii) or Section 2.07(j)(iv), a Regulation S Definitive Registered Note; and (iii) in the case of a transfer pursuant to
Section 2.07(j)(v), an Unrestricted Definitive Registered Note. The Issuer shall execute and the Principal Paying Agent shall authenticate and deliver such Definitive Registered Note to such Person(s) as the Holder of the surrendered Definitive Registered Note shall designate.

     (k) TRANSFER OF UNRESTRICTED DEFINITIVE REGISTERED NOTES. Any Holder of an Unrestricted Definitive Registered Note may transfer such Note to a Person who takes delivery thereof in the form of Definitive Registered Notes if the transfer complies with Section 2.07(b) above.

     (l) LEGENDS

          (i) 144A LEGEND. The following legend shall appear on the face of all 144A Notes issued under this Indenture, unless the Issuer determines otherwise in compliance with applicable law:

     "THIS 9% SENIOR NOTE DUE 2012 AND ANY INTEREST HEREIN HAVE NOT BEEN AND SHALL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER THEREOF MUST BE MADE ONLY (I) (A) TO A PERSON WHOM THE PURCHASER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE U.S. SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT ("REGULATION S"), (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (D) TO SANITEC INTERNATIONAL S.A. OR ANY SUBSIDIARY THEREOF; AND (II) IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION.

     EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN AGREES THAT IT SHALL DELIVER TO EACH PURCHASER OF THIS NOTE OR BOOK-ENTRY INTERESTS FROM IT A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND."

          (ii) REGULATION S LEGEND. The following legend shall appear on the face of all Regulation S Notes issued under this Indenture, unless the Issuer determines otherwise in compliance with applicable law:

     "THIS 9% SENIOR NOTE DUE 2012 AND ANY INTEREST HEREIN HAVE NOT BEEN AND SHALL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), AND, ON OR PRIOR TO JUNE 17, 2002, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT ("REGULATION S"), OR TO SANITEC INTERNATIONAL S.A. OR ANY SUBSIDIARY THEREOF; AND (II) IN COMPLIANCE WITH ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION. AFTER JUNE 17, 2002, THIS NOTE AND ANY INTEREST HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE U.S. SECURITIES ACT AND ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION.

     EACH PURCHASER OF THIS NOTE OR ANY INTEREST HEREIN AGREES THAT IT SHALL DELIVER TO EACH PURCHASER OF THIS NOTE OR BOOK-ENTRY INTERESTS HEREIN A NOTICE SUBSTANTIALLY TO THE EFFECT THEREOF."

          (iii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT

     TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(A) OF THE INDENTURE; AND (II) THIS GLOBAL NOTE MAY BE DELIVERED IN ACCORDANCE WITH SECTION 2.07(M) OF THE INDENTURE TO THE REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE."

     (m) CANCELLATION. At such time as all Book-Entry Interests have been exchanged for Definitive Registered Notes or all Global Notes have been redeemed or repurchased, the Global Notes shall be returned to the Registrar for cancellation in accordance with Section 2.12 hereof.

     (n) GENERAL PROVISIONS RELATING TO REGISTRATION OF TRANSFERS AND EXCHANGES. To permit registration of transfers and exchanges, the Issuer shall execute and the Principal Paying Agent shall authenticate Global Notes and Definitive Registered Notes upon the Issuer's order.

          (i) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any taxes, duties or governmental charge payable in connection therewith (other than any such taxes, duties or governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 4.07,
     4.08 and 9.05 hereof).

          (ii) All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

          (iii) The Issuer shall not be required to register the transfer of or, to exchange, Definitive Registered Notes during (A) a period beginning at the opening of business 15 calendar days before any Redemption Date and ending at the close of business on the Redemption Date; (B) a period beginning at the opening of business 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part, and ending at the close of business on the date on which such Notes are selected; or (C) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer.

          (iv) The Principal Paying Agent shall authenticate Global Notes and Definitive Registered Notes in accordance with the provisions of Section
     2.02 hereof.

SECTION 2.08 REPLACEMENT NOTES

     If a mutilated Note is surrendered to a Paying Agent or the Registrar, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Principal Paying Agent shall authenticate a replacement Note in such form as the Notes mutilated, lost, destroyed or wrongfully taken if, in the case of a lost, destroyed or wrongfully taken Note, the Holder of such Note furnishes to the Issuer, the Paying Agent or the Registrar, as applicable, evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note. If required by the Issuer, the Paying Agent or the Registrar, an indemnity bond shall be posted, sufficient in the judgement of each to protect the Issuer, the Paying Agent and the Registrar from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer's exceptional out-of-pocket expenses in replacing such Note, and the Paying Agent and the Registrar may charge the Issuer for their expenses in replacing such Note. Every replacement Note shall constitute an additional obligation of the Issuer and the Registrar. If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Issuer shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, any Agent and any authenticating agent in connection therewith.

SECTION 2.09  OUTSTANDING NOTES

     The Notes outstanding at any time are all Notes that have been authenticated by the Principal Paying Agent except for (i) those cancelled by it; (ii) those delivered to it for cancellation; (iii) to the extent set forth in Section 8.02 on or after the date on which the conditions set forth in
Section 8.04 have been satisfied, those Notes theretofore authenticated and delivered by the Registrar hereunder; (iv) Notes in respect of which the Issuer has been fully discharged for the payment of principal, premium, interest and Additional Amounts; and (v) those Notes described in this Section 2.09 as not outstanding. Subject to Section 2.10 hereof, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee and the Registrar receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser in whose hands such
Note is a legal, valid and binding obligation of the Issuer.

     If the principal amount of any Note is considered to be paid under Section 4.01, it ceases to be outstanding and interest thereon shall cease to accrue.

     If one or more Paying Agents hold, in their capacity as such, on the Maturity Date or on any Redemption Date, money sufficient to pay all principal, premium and accrued interest with respect to the outstanding Notes payable on that date and are not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10  TREASURY NOTES

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, request, waiver or consent, in the exercise of any discretion, power or authority (whether contained in this Indenture or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders or any of them and in the Trustee determining whether any event, circumstance, matter or timing is in its opinion, materially prejudicial or adverse to the interests of the Holders or any of them, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Parent, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, request, waiver or consent, only Notes that the Trustee knows or believes are so owned shall be so disregarded.

SECTION 2.11  TEMPORARY NOTES

     Until definitive Notes are prepared and ready for delivery, the Issuer may prepare, and the Principal Paying Agent shall authenticate, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare, and the Principal Paying Agent shall authenticate, definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12  CANCELLATION

     The Issuer at any time may deliver Notes to the Registrar for cancellation. Each Paying Agent shall forward to the Registrar any Definitive Registered Notes surrendered to it for registration of transfer or exchange, or payment, redemption or purchase. The Common Depositary shall cause all Global Notes to be delivered to the Registrar for cancellation under the circumstances set forth in
Section 2.07(m). The Registrar shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement, cancellation or purchase and shall dispose of cancelled Notes in accordance with its policy of disposal, unless the Issuer directs the Registrar to return such Notes to the Issuer, and, if so disposed, shall deliver a certificate of disposition thereof to the Issuer. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed, paid, purchased or converted, or that have been delivered to the Registrar for cancellation.

SECTION 2.13   DEFAULTED INTEREST

     If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, PLUS (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders of Notes, if any, on a subsequent special record date, which date shall be at least ten Business Days prior to the payment date and shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on the Notes and the date of such proposed payment. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Issuer shall, in accordance with Section 12.02, mail by first-class mail to the Common Depositary, each Depositary and, if any Definitive Registered Notes are outstanding, each Holder, a notice that states the special record date, the payment date and the amount of defaulted interest and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.14  COMMON CODE AND ISIN NUMBERS

     The Issuer in issuing the Notes may use a "Common Code" number or an "ISIN" number, and if so, such Common Code and/or ISIN numbers shall be included in notices of redemption or purchase as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the Common Code and/or ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee and each Agent of any change in the Common Code and/or ISIN numbers.

SECTION 2.15  DEPOSIT OF MONEYS

     The Issuer hereby covenants with the Trustee that it shall, prior to 10:00 am (London time) on each Interest Payment Date, the Maturity Date and each payment date relating to an Asset Sale Offer or a Change of Control Offer, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02, deposit with the Principal Paying Agent or in the circumstances described in Section 2.16, the Trustee, in immediately available funds money (in Euros) sufficient to make cash payments, if any, due in respect of the Notes on such Interest Payment Date, Maturity Date, or Business Day, as the case may be. Subject to receipt of such funds by such time by the Principal Paying Agent, the Principal Paying Agent and each Paying Agent shall remit such payment in a timely manner to the Holders on such Interest Payment Date, Maturity Date or Business Day, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes.

     The Trustee will hold the benefit of this covenant on trust for the Holders and itself in accordance with this Indenture.

SECTION 2.16   TRUSTEE'S REQUIREMENTS REGARDING AGENTS

     At any time after a Default or an Event of Default shall have occurred and shall be continuing or the Notes shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under
Section 6.10 to the Holders, the Trustee may:

     (a) by notice in writing to the Issuer, the Principal Paying Agent, the other Paying Agents and the Registrar require the Principal Paying Agent, the other Paying Agents and the Registrar pursuant to the Paying Agency Agreement:

          (i) to act thereafter as Principal Paying Agent, Paying Agents and Registrar respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of this Indenture MUTATIS MUTANDIS on the terms provided in the Paying Agency Agreement (save that the Trustee's Liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents and the Registrar shall be limited to the amounts for the time being held by the Trustee on the trusts of this Indenture relating to the relative Notes and available for such purpose) and thereafter to hold all Notes and all sums, documents and records held by them in respect of Notes on behalf of the Trustee; or

          (ii) to deliver up all Notes and all sums, documents and records held by them in respect of Notes to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relative Paying Agent or the Registrar is obliged not to release by any law or regulation and provided that there shall at all times be a registrar so long as any Notes are outstanding; and/or

     (b) by notice in writing to the Issuer require it to make all subsequent payments in respect of the Notes to or to the order of the Trustee and not to the Principal Paying Agent; with effect from the issue of any such notice to the Issuer.

SECTION 2.17   FEES, DUTIES AND TAXES

     The Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable (i) in the United Kingdom, Belgium, Finland, the Netherlands or Luxembourg on or in connection with (a) the execution and delivery of this Indenture and the Pledge Agreements and (b) the constitution and original issue of any Notes and (ii) in any jurisdiction on or in connection with any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Holder to enforce this Indenture, the Notes Security Pledge Agreement or the Pool Acquisition Pledge Agreement. If the Trustee (or any Holder where permitted under this Indenture so to do) shall take any proceedings against the Issuer in any other jurisdiction and if for the purpose of any such proceedings this Indenture or any Note is taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties). The obligations in this Section
2.17 shall survive the termination, defeasance or discharge of this Indenture.

SECTION 2.18  COVENANT OF COMPLIANCE

     The Trustee shall be entitled to enforce the obligations of the Issuer under the Notes as if the same were set out and contained in this Indenture, which shall be read and construed as one document with the Notes. The Trustee shall hold the benefit of this covenant upon trust for itself and the Holders according to its and their respective interests. The Issuer and the Trustee hereby agree that the Issuer and the Trustee shall have the benefit of, be bound by and comply with all the provisions of the Paying Agency Agreement.

SECTION 2.19   PROOF

     Proof that as regards any specified Note the Issuer has defaulted in paying any amount due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes in respect of which the relevant amount is due and payable.

                                  ARTICLE III
                                   REDEMPTION

SECTION 3.01  NOTICES TO TRUSTEE

     If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 or 3.09 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed (iv) the redemption price, and (v) in the case of redemption under Section 3.09, a statement that the conditions precedent to such redemption have been satisfied.

SECTION 3.02  SELECTION OF NOTES TO BE REDEEMED

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption. In the event of a redemption of Global Notes, the Notes to be selected for redemption will be determined in accordance with Applicable Procedures.

     The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of (euro)1,000 or whole multiples of
(euro)1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of (euro)1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03  NOTICE OF REDEMPTION

     At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall provide notice of such redemption (and, following such notice, shall publish the results of such redemption) to the Trustee and to the Holders in accordance with Section 12.02.

     The notice shall identify the Notes to be redeemed and shall state:

     (a)  the Redemption Date;

     (b)  the redemption price;

     (c) the Common Code and/or ISIN number(s), if any;

     (d) in the case of Definitive Registered Notes, if any such Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note or with respect to a Global Note a notation shall be made on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered;

     (e) the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

     (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest and Additional Amounts, if any;

     (g) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

     (h) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

     (i) that no representation is made as to the correctness or accuracy of the Common Code and/or ISIN number, if any, listed in such notice or printed on the Notes; and

     (j) at the Issuer's request and expense, the Principal Paying Agent shall give the notice of redemption in the Issuer's name; PROVIDED, HOWEVER, that the Issuer shall have delivered to the Principal Paying Agent, at least 45 days prior to the Redemption Date, and Officer's Certificate requesting that the Principal Paying Agent give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04   EFFECT OF NOTICE OF REDEMPTION

     Once notice of redemption is given in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional. On or after a Redemption Date, interest shall cease to accrue on Notes or portions of them called for redemption unless payment of the total amount due is not made to the Principal Paying Agent in accordance with Section 2.15, in which case interest will continue to accrue as provided in Section 3.05.

SECTION 3.05   DEPOSIT OF REDEMPTION PRICE

     On or prior to the Redemption Date, the Issuer shall deposit with the Principal Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date, subject always to the provisions of Section 2.16. The Principal Paying Agent shall promptly return to the Issuer any money deposited with the Principal Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

     If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06   NOTES REDEEMED IN PART

     Upon surrender of a Definitive Registered Note that is redeemed in part, the Issuer shall execute and the Principal Paying Agent shall authenticate for the Holder a new Definitive Registered Note equal in principal amount to the unredeemed portion of the Definitive Registered Note surrendered; PROVIDED that each such Definitive Registered Note shall be in a principal amount of
(euro)1,000 or an integral multiple thereof. Upon surrender of a Global Note that is redeemed in part, the Principal Paying Agent shall make a notation on SCHEDULE A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered, PROVIDED that each such Global Note shall be in a principal amount of (euro)1,000 or an integral multiple thereof.

SECTION 3.07  OPTIONAL REDEMPTION

     (a) Except as set forth in clause (b) of this Section 3.07, the Issuer shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to May 15, 2005. On or after May 15, 2005, the Issuer shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest and Additional Amounts, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

             YEAR                               PERCENTAGE
             ----                               ----------
             2005.............................   109.00%
             2006.............................   106.75%
             2007.............................   104.50%
             2008.............................   103.00%
             2009.............................   101.50%
             2010 and thereafter..............   100.00%

     (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to May 15, 2005, the Issuer may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 109% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; PROVIDED that: (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and (2) the redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

     (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08  MANDATORY REDEMPTION

     The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09   REDEMPTION FOR CHANGES ON WITHHOLDING TAX

     The Issuer may, at its option, redeem all (but not less than all) of the Notes then outstanding, in each case at 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest to the Redemption Date, if the Issuer has become, or would become, obligated to pay, on the next Interest Payment Date, any Additional Amounts as a result of change in law (including any regulations promulgated thereunder) or in the interpretation or administration thereof, if such change is announced and becomes effective on or after the Issue Date. Notice of any such redemption must be given within 60 days of the earlier of the announcement and the effectiveness of any such change.

     Any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.05 hereof.


                                   ARTICLE IV
                                    COVENANTS

SECTION 4.01   PAYMENT OF NOTES

     The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest and Special Interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. The Trustee will hold the benefit of this covenant in trust for the Holders and itself in accordance with this Indenture. Principal, premium, if any, and interest and Special Interest and Additional Amounts, if any, shall be considered paid on the date due if the Principal Paying Agent, if other than the Issuer or a Subsidiary thereof, holds on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Special Interest and Additional Amounts, if any, then due.

     The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts and Special Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     The Trustee shall hold the benefit of the Parallel Debt and the pledges constituted by the Pool Acquisition Pledge Agreement on trust for itself and the Holders in accordance with their respective interests under this Indenture. To the extent that the Issuer makes a payment of all or any part of the Parallel Debt to The Bank of New York pursuant to the terms and conditions of the Pool Acquisition Pledge Agreement, such payment shall be deemed to be a payment by the Issuer to the Trustee (as Trustee for the Holders) of the Issuer's Obligations under the Notes and this Indenture and the Trustee shall hold such payments on trust for itself and the Holders in accordance with their respective interests under this Indenture. As soon as practicable after The Bank of New York receives a payment of all or any part of the Parallel Debt, it shall (subject to the provisions of Section 2.16 hereof) remit such payment to the Principal Paying Agent (having, where applicable, deducted any amount required to be applied pursuant to Article 2 of the Pool Acquisition Pledge Agreement and/or Section 6.10 hereof). As soon as practicable after the Principal Paying Agent receives a payment from The Bank of New York in respect of the Parallel Debt, it shall remit such amounts to the Holders pursuant to the terms of the Paying Agent Agreement. Each and all payments of the Parallel Debt by the Issuer shall be deemed payments of the Issuer's Obligations under the Notes and this Indenture on the Business Day such payments are made by the Issuer to The Bank of New York pursuant to the terms of the Pool Acquisition Pledge Agreement.

SECTION 4.02   MAINTENANCE OF OFFICE OR AGENCY

     The Issuer shall maintain the offices and agencies specified in Section
2.03 hereof. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

     The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     Pursuant to Section 2.03 hereof and the Paying Agency Agreement, the Issuer has appointed The Bank of New York as Principal Paying Agent, the New York Paying Agent and Registrar and has appointed The Bank of New York (Luxembourg) S.A. as the Luxembourg Paying Agent and Registrar.

SECTION 4.03   REPORTS

     The Issuer shall furnish to the Holders and the Trustee and make available to potential investors:

     (1) with respect to the fiscal year ending December 31, 2002, (A) within 120 days after the end of such fiscal year, financial statements substantially identical to that which would be required to be included in the Annual Report on Form 20-F by a foreign private issuer subject to the US Exchange Act except that the Issuer shall not be required to include any reconciliation of line items to United States generally accepted accounting principles; and (B) within 180 days after the end of the Issuer's fiscal year, information substantially identical to that which would be required to be included in such Annual Report on Form 20-F by such a foreign private issuer;

     (2) with respect to the fiscal year ending December 31, 2003 and each fiscal year thereafter, within 120 days after the end of the Issuer's fiscal year, information substantially identical to that which would be required to be included in such Annual Report on Form 20-F by such a foreign private issuer;

     (3) within 60 days after the end of each of the first three fiscal quarters in each fiscal year of the Issuer, all quarterly financial statements that would be required by Form 10-Q (in Finnish GAAP) if the Issuer were required to prepare and file such form; PROVIDED, that the Issuer may provide such information within 90 days after the end of the fiscal quarter ended March 31, 2002; and

     (4) within the time periods applicable to each item set forth in Form 8-K and in accordance with the general instructions thereto, all information that would be required by Form 8-K if the Issuer were required to prepare and file such form.

     If the Issuer has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any Unrestricted Subsidiary is a Significant Subsidiary or all of the Unrestricted Subsidiaries, taken together, would constitute a Significant Subsidiary (and if such Unrestricted Subsidiary or Subsidiaries are not accounted for as discontinued operations), then the annual and quarterly information required by the first two paragraphs of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the

Issuer and its Restricted Subsidiaries separate and apart from the financial condition and results of operations of such Unrestricted Subsidiary or group of Unrestricted Subsidiaries.

     The Trustee is provided with the information described above and the other Officers' Certificates, fairness opinions and resolutions of the Board of Directors described under this Article IV and Article V for reference purposes only and is under no duty to examine such information to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein or in such certificates, opinions or resolutions. The Trustee is entitled to assume such compliance and correctness unless it is informed otherwise.

     In addition, so long as the Notes remain outstanding and during any period during which the Issuer is not subject to Section 13 or 15(d) of the US Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Issuer shall furnish to the Holders and to prospective investors, upon their requests, the information required to be delivered pursuant to Rule 144A(d)(4) under the US Securities Act.

SECTION 4.04   COMPLIANCE CERTIFICATE

     (a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year (without the need for any request by the Trustee) and at any other time (within 14 days of a request therefor by the Trustee), an Officers' Certificate stating that a review of the activities of such entity and its Subsidiaries during the preceding fiscal year or, as the case may be, during the 12-month period ending on the date of such request, has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and the Pledge Agreements, and further stating, as to each such Officer signing such Officers' Certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and in the Pledge Agreements and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the Pledge Agreements (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Special Interest or Additional Amounts, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

     (b) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.05  TAXES

     The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not materially prejudicial in any material respect to the interests of the Holders of the Notes.

SECTION 4.06   STAY, EXTENSION AND USURY LAWS

     The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture and the Pledge Agreements; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein and in the Pledge Agreements granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07  CHANGE OF CONTROL

     If a Change of Control occurs, the Issuer shall, within 10 days following the occurrence of such Change of Control, commence an offer (a "CHANGE OF CONTROL OFFER") to repurchase all of the Notes for cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest and Additional Amounts, if any, on the Notes repurchased, to the date of purchase.

     The Change of Control Offer shall remain open for a period of 30 days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "CHANGE OF CONTROL OFFER PERIOD"). No later than five Business Days after the termination of the Change of Control Offer Period (the "CHANGE OF CONTROL PURCHASE DATE"), the Issuer shall purchase all Notes validly tendered in the Change of Control Offer. If and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the Issuer shall publish notices relating to the Change of Control Offer in a leading newspaper of general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT).

     If the Change of Control Purchase Date is on or after the Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest and Additional Amounts, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest, Special Interest, Additional Amounts or such other amounts shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

     Upon the commencement of a Change of Control Offer, the Issuer shall give notice thereof to the Trustee and to each of the Holders in accordance with
Section 12.02. The Issuer shall also provide timely notice to, and shall cooperate in all respects with, Clearstream Banking and Euroclear, and any successor Depositaries, to enable them to provide notice of the Change of Control Offer to all Participants and Indirect Participants who hold Notes within such systems and to allow such Participants and Indirect Participants to tender their Notes in such offer. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall:

     (a) state that the Change of Control Offer is being made pursuant to this
Section 4.07 hereof and the length of time the Change of Control Offer shall remain open;

     (b) describe the transaction or transactions that constitute the Change of Control and shall describe the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

     (c) state the purchase price and the Change of Control Purchase Date;

     (d) state that any Note not tendered or accepted for payment shall continue to accrue interest;

     (e) state that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Purchase Date;

     (f) that Holders electing to have a Note purchased pursuant to a Change of Control Offer may elect to have Notes purchased in integral multiples of
(euro)1,000 only;

     (g) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice during the Change of Control Offer Period;

     (h) that Holders shall be entitled to withdraw their election if the Issuer, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     On or before the Change of Control Purchase Date, the Issuer shall, to the extent lawful, accept for payment, all Notes or portions thereof tendered pursuant to the Change of Control Offer and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.07. Upon receipt from the Issuer of the purchase price for the Notes accepted for payment, the Principal Paying Agent shall promptly (but in any case not later than five days after the Change of Control Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and in the case of Definitive Registered Notes the Issuer shall promptly issue a new Note, and the Principal Paying Agent, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Principal Paying Agent to the Holder thereof. The Issuer shall publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

     The Issuer will comply with any applicable securities laws and regulations in connection with each repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.07, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.07 by virtue of such conflict.

     Notwithstanding the foregoing provisions of this Section 4.07, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.07 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

SECTION 4.08  ASSET SALES

     The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) the Issuer or the Restricted Subsidiary, as the case may be, receives consideration (including non-cash consideration) at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

     (2) the fair market value is determined in good faith by the Issuer's Board of Directors and evidenced by a resolution of the Issuer's Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

     (3) at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be Cash Equivalents:

          (a) any liabilities, as shown on the Issuer or such Restricted Subsidiary's most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability; and

          (b) any securities, Notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Issuer or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or the Restricted Subsidiary, as the case may be, may apply those Net
Proceeds:

     (1) to repay Indebtedness under the Credit Agreement; PROVIDED that if such Indebtedness repaid is revolving credit Indebtedness, the commitment with respect thereto is correspondingly reduced;

     (2) to acquire all or substantially all of the assets of, or the Voting Stock of, another Permitted Business that, upon consummation of such acquisitions, becomes a Restricted Subsidiary;

     (3)  to make a capital expenditure;

     (4) to acquire property, plant or equipment that are used in a Permitted Business; or

     (5) to acquire shares in Keramag Keramische Werke AG, Sanitec Kolo Sp. Z.o.o., Sanitec International S.A., Polyroc S.A., Koralle International GmbH, Allia S.A., Omnium de Distribution Sanitaires Sp.Zo.o, Murena S.A. or Sphinx Gustavsberg Wroclaw Sp.z.o.o. not owned by the Issuer or any Restricted Subsidiary for a price that does not exceed the fair market value of such shares, as determined in good faith by the Issuer's Board of Directors and set forth in an Officers' Certificate delivered to the Trustee.

     Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "EXCESS PROCEEDS". When the aggregate amount of Excess Proceeds exceeds (euro)15,000,000, the Issuer shall make an offer (an "ASSET SALE OFFER") to all Holders and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Special Interest and Additional Amounts, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall allocate the Excess Proceeds among the Notes and such other PARI PASSU Indebtedness on a pro rata basis and the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Asset Sale Offer shall remain open for a period of 30 days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "ASSET SALE OFFER PERIOD"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "ASSET SALE PURCHASE DATE"), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to this Section 4.08 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

     If and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the Issuer shall publish notices relating to the Asset Sale Offer in a leading newspaper of general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT).

     If the Asset Sale Purchase Date is on or after the Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest and Additional Amounts, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest, Special Interest, Additional Amounts or such other amounts shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Issuer shall give notice thereof to the Trustee and to each of the Holders in accordance with Section
12.02. The Issuer shall also provide timely notice to, and shall cooperate in all respects with, Clearstream Banking and Euroclear, and any successor Depositaries, to enable them to provide notice of the Asset Sale Offer to all Participants and Indirect Participants who hold Notes within such systems and to allow such Participants and Indirect Participants to tender their Notes in such offer. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (a) that the Asset Sale Offer is being made pursuant to this Section 4.08 hereof and the length of time the Asset Sale Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Asset Sale Purchase Date;

     (c) that any Note not tendered or accepted for payment shall continue to accrue interest;



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

     (d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Purchase Date;

     (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of
(euro)1,000 only;

     (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice during the Asset Sale Offer Period;

     (g) that Holders shall be entitled to withdraw their election if the Issuer, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

     (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of (euro)1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Asset Sale Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.08. Upon receipt from the Issuer of the purchase price for the Notes accepted for payment, the Principal Paying Agent shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and in the case of Definitive Registered Notes the Issuer shall promptly issue a new Note, and the Principal Paying Agent, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Principal Paying Agent to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

     The Issuer will comply with any applicable securities laws and regulations in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.08, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.08 by virtue of such conflict.



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

SECTION 4.09   RESTRICTED PAYMENTS

     The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly (all such payments and other actions set forth in the immediately following clauses (1) through (4) being collectively referred to as "RESTRICTED PAYMENTS"):

     (1) declare or pay any dividend or make any other payment or distribution on account of the Issuer or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Shares) of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer);

     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes; or

     (4)  make any Restricted Investment;

     unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

     (2) the Issuer would have been permitted to incur at least (euro)1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of
          Section 4.10; and

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4) and (5) of the next succeeding paragraph), is less than the sum, without duplication, of:

          (a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

          (b) 100% of the aggregate net cash proceeds received by the Issuer since the Issue Date as a contribution to its Share Capital (other than Disqualified Shares) or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Shares) or from the issue or sale of Subordinated Shareholder Indebtedness of the Issuer or from the issue or sale of convertible or exchangeable Disqualified Shares or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Shares or debt securities) sold to a Subsidiary of the Issuer), PLUS



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

          (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, PLUS

          (d) 50% of any cash dividends received after the Issue Date from an Unrestricted Subsidiary by the Issuer or a Wholly-Owned Restricted Subsidiary, or with respect to such dividends received by a Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary, a percentage of such dividends equal the percentage of the Share Capital of such Restricted Subsidiary Beneficially Owned by the Issuer divided by two, in each case to the extent that such dividends were not otherwise included in Consolidated Net Income of the Issuer for such period, PLUS

          (e) to the extent that any Unrestricted Subsidiary of the Issuer is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of
     (i) the fair market value of the Issuer's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary plus the amount of any subsequent Investments of the Issuer in such Subsidiary prior to such redesignation.

     So long as no Event of Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

     (2) the purchase, redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Issuer or of any Subordinated Shareholder Indebtedness of the Issuer or of any Equity Interests of the Issuer in exchange for Equity Interests (other than Disqualified Shares) of the Issuer, or out of the net cash proceeds of
          (a) the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests (other than Disqualified Shares) of the Issuer, (b) the substantially current cash contribution to its Share Capital (other than Disqualified Shares), or (c) the issue or sale of Subordinated Shareholder Indebtedness;

     (3) the purchase, redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness of the Issuer with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

     (4) the payment of any dividend by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis or on another basis if so required by applicable law;

     (5) the payment or loan to the Parent or GermanCo, if at the time of such payment the Parent or GermanCo, as the case may be, is the parent company of the Issuer, of amounts required to (i) pay audit fees and expenses incurred by Parent or GermanCo attributable to the business of the Issuer and its Restricted Subsidiaries; (ii) make payments with respect to customary salary, bonus and other benefits payable to directors, officers and employees of the Parent or GermanCo, to the extent that such salaries, bonuses and other payments are actually paid and are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; (iii) pay other expenses incurred to maintain the corporate existence of the Parent and GermanCo to the extent that such corporate existence is necessary for the continued operation of the Issuer and its Restricted Subsidiaries; PROVIDED that the aggregate amount paid under subclauses
          (i), (ii) and (iii) of this clause (5) shall not exceed
          (euro)3,500,000 in any fiscal year except to the extent that the Issuer's Board of Directors, pursuant to a resolution set forth in an Officers' Certificate delivered to the Trustee, determines and certifies to the Trustee that additional amounts are necessary to be paid under subclauses (i), (ii) and (iii) of this clause (5); and (iv) pay any federal, state or local Taxes to the extent that such Taxes are directly attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

     (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Subsidiary of the Issuer held by any member of management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed (euro)5,000,000 in any fiscal year period;

     (7) the repayment of all or, from time to time, any part of the PIK On-Loan 1 if the proceeds of such repayment are used to repay or redeem the PIK Loan and if, after repayment of the PIK On-Loan 1 and after giving effect thereto, the Issuer's Leverage Ratio is less than
          4.0 to 1; and

     (8) following a Public Equity Offering, any dividend on the ordinary shares of the Issuer or any payment to GermanCo or the Parent in respect of any dividend on the ordinary shares of GermanCo or the Parent, as the case may be, that were issued in the Public Equity Offering; provided, that (i) at the time of the declaration of the payment of any such dividend, no Default or Event of Default shall have occurred and be continuing (or result therefrom) and (ii) the aggregate amounts of all such dividends under this clause shall not exceed in any fiscal year 6% of the aggregate Net Proceeds received by the Issuer from all of its Public Equity Offerings (or contributed to the Issuer as Share Capital (other than as Disqualified Shares) or loaned to the Issuer as Subordinated Shareholder Indebtedness if the Public Equity Offering was made by the Parent or by GermanCo).

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Issuer's Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The determination of the Issuer's Board of Directors must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds (euro)5,000,000. Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.09 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.10   INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED SHARES

     The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired Debt), and the Issuer shall not issue any Disqualified Shares and shall not permit any of its Subsidiaries to issue any Preferred Shares; PROVIDED, HOWEVER, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Shares and the Issuer's Restricted Subsidiaries may incur Indebtedness or issue

Preferred Shares, if the Consolidated Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Shares is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Shares had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

     (1) the incurrence by the Issuer and any of its Restricted Subsidiaries of term Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed
          (euro)505,000,000 LESS the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility (other than repayments that are concurrently reborrowed) that have been made by the Issuer or any of its Restricted Subsidiaries since the Issue Date;

     (2) the incurrence by the Issuer and any of its Restricted Subsidiaries of revolving credit Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (2)(with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed the greater of (w) (euro)50,000,000 or (x) the amount of the Borrowing Base as of the date of such incurrence; PROVIDED, that the aggregate principal amount of all Indebtedness incurred pursuant to this clause
          (2) shall be reduced by the aggregate amount of all commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Issuer or any of its Restricted Subsidiaries since the Issue Date;

     (3) the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

     (4) the incurrence by the Issuer of Indebtedness represented by the Notes to be issued on the Issue Date and the Exchange Notes to be issued pursuant to the Registration Rights Agreement;

     (5) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary, in an aggregate principal amount not to exceed (euro)25,000,000 at any time outstanding;

     (6) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under clauses (3), (4), (6) or (15) of this paragraph;

     (7) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

          (a) if the Issuer is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and

          (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Wholly-Owned Restricted Subsidiary of the Issuer; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

     (8) the guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant;

     (9) the incurrence by Unrestricted Subsidiaries of Non-Recourse Debt; PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness not permitted by this covenant;

     (10) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Issuer or to any other Restricted Subsidiary of the Issuer or their assets (other than such Receivables Subsidiary and its assets and, as to the Issuer or any Restricted Subsidiary of the Issuer, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person;

     (11) Indebtedness arising from the honoring by a bank or other financial institution of a cheque, draft or similar instrument drawn against insufficient funds or insufficient credit lines or facilities in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of its incurrence;

     (12) obligations in respect of performance, bid and surety bonds and completion guarantees provided by or on behalf of the Issuer or any Restricted Subsidiary in the ordinary course of business;

     (13) any Hedging Obligations of the Issuer or any of its Restricted Subsidiaries entered into in the ordinary course of business to hedge or mitigate risks to which the Issuer or any of its Restricted Subsidiaries is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes;

     (14) the incurrence by the Issuer of Subordinated Shareholder Indebtedness; and

     (15) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause, not to exceed
          (euro)50,000,000.

     The Issuer shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; PROVIDED,

HOWEVER, that no Indebtedness of the Issuer shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured.

     For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer shall be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on clauses (1) and (2) of the second paragraph of this Section 4.10.

SECTION 4.11  LIENS

     The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien in respect of the incurrence of Indebtedness of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

SECTION 4.12  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Share Capital to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

     (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

     However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

     (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, PROVIDED that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

     (2)  this Indenture and the Notes;

     (3)  applicable law;

     (4) any instrument governing Indebtedness or Share Capital of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Share Capital was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

     (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

     (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

     (7) any agreement for the sale or other disposition of a Restricted Subsidiary or any assets of the Issuer or Restricted Subsidiary that restricts distributions by that Restricted Subsidiary or such assets pending sale or other disposition;

     (8) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

     (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens;

     (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

     (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

     (12) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, PROVIDED that such restrictions apply only to such Receivables Subsidiary; and

     (13) encumbrances or restrictions required by any governmental, local or regulatory authority having jurisdiction over the Issuer or any Restricted Subsidiary or any of their businesses in connection with any development made or other assistance provided to the Issuer or any Restricted Subsidiary by such governmental authority.

SECTION 4.13   TRANSACTIONS WITH AFFILIATES

     The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

     (1) the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and



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

     (2)  the Issuer delivers to the Trustee:

          (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of
     (euro)5,000,000, a resolution of the Issuer's Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Issuer's Board of Directors; and

          (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of
     (euro)15,000,000, an opinion as to the fairness to the Issuer of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of international prominence.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

     (1) any employment agreements entered into, or any stock options, loans or advances made to employees, by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Issuer or such Restricted Subsidiary;

     (2) transactions between or among the Issuer and/or its Restricted Subsidiaries;

     (3) transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

     (4) transactions with a Person that is an Affiliate of the Issuer solely because the Issuer owns an Equity Interest in, or controls, such Person;

     (5) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Issuer;

     (6) sales of Equity Interests (other than Disqualified Shares) to Affiliates of the Issuer; and

     (7)  Restricted Payments that are permitted by Section 4.09.

SECTION 4.14      DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or an Event of Default, PROVIDED that in no event shall the business currently operated by Sanitec be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under the first paragraph of Section 4.09 or Permitted Investments, as determined by the Issuer. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Issuer's Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default or an Event of Default.



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SECTION 4.15    SALE AND LEASEBACK TRANSACTIONS

     The Issuer shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Issuer or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

     (1) the Issuer or that Restricted Subsidiary, as the case may be, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section
          4.10 and (b) incurred a Lien to secure such Indebtedness pursuant to
          Section 4.11;

     (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Issuer's Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

     (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance with, Section 4.08.

SECTION 4.16 LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN RESTRICTED SUBSIDIARIES

     The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Issuer to any Person (other than the Issuer or a Restricted Subsidiary of the Issuer), unless:

     (1) immediately after giving effect to such transfer, conveyance, sale, lease or other disposition, (a) neither the Issuer nor any of its Restricted Subsidiaries owns any Equity Interests of such Restricted Subsidiary; or (b) such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in such Person remaining after giving effect thereto shall be deemed to be an Investment, and such Investment must be able to be made, and must in fact be made, under Section 4.09 and such Investment shall reduce the amount available for Restricted Payments under the first paragraph of such covenant; and

     (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.08.

     Notwithstanding the foregoing, Koralle International GmbH and holders of its Share Capital may in one or a series of transactions issue or transfer its Share Capital to Persons other than to the Issuer or its Restricted Subsidiaries; PROVIDED that at all times during such series of transactions it remains a Restricted Subsidiary of the Issuer; AND PROVIDED FURTHER that at the conclusion of such series of transactions the percentage of its outstanding Share Capital not owned by the Issuer or its Restricted Subsidiaries does not exceed 6%.

     In addition, the Issuer shall not permit any Restricted Subsidiary of the Issuer to issue any of its Equity Interests (other than, if necessary, Share Capital constituting directors' qualifying shares) to any Person other than to the Issuer or a Restricted Subsidiary of the Issuer.



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SECTION 4.17   LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS

     The Issuer shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Issuer unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or PARI PASSU with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness.

SECTION 4.18   AMENDMENTS TO CERTAIN LOANS

     Without the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding, the Issuer shall not, and shall not permit any Affiliate to, amend, modify, supplement, waive or alter the PIK On-Loan 1, the Shareholder On-Loan 1, any Subordinated Shareholder Indebtedness or the PIK On-Loan 1 and Shareholder On-Loan 1 Subordination Agreement in any way to:

     (1) increase the rate of or change the time for payment of cash interest on the PIK On-Loan 1, the Shareholder On-Loan 1 or any Subordinated Shareholder Indebtedness;

     (2) increase the principal of, advance the final maturity date of, or shorten the Weighted Average Life to Maturity of, amounts outstanding under the PIK On-Loan 1, the Shareholder On-Loan 1 or any Subordinated Shareholder Indebtedness; or

     (3) amend any provisions of the PIK On-Loan 1, the Shareholder On-Loan 1, any Subordinated Shareholder Indebtedness or the PIK On-Loan 1 and Shareholder On-Loan 1 Subordination Agreement in any manner adverse to the interests of the Holders.

     Without the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding, the Issuer shall not, and shall not permit a Restricted Subsidiary to, amend, modify, supplement, waive or alter any PIK On-Loan 2 and the Shareholder On-Loan 2 or the Notes On-Loan in any way to:

     (1) decrease the rate of or change the time for payment of interest on the PIK On-Loan 2 and the Shareholder On-Loan 2 or the Notes On-Loan;

     (2) decrease the principal of, delay the final maturity date of, or lengthen the Weighed Average Life to Maturity of, the PIK On-Loan 2 and the Shareholder On-Loan 2 or the Notes On-Loan; or

     (3) amend any provisions of the PIK On-Loan 2 and the Shareholder On-Loan 2 or the Notes On-Loan in any manner adverse to the interests of the Holders.

SECTION 4.19   REPAYMENT OF CERTAIN LOANS

     Except as may be permitted by Section 4.09, neither the Issuer nor any Restricted Subsidiary shall at any time make any payments with respect to the PIK On-Loan 1 or the Shareholder On-Loan 1 or any Subordinated Shareholder Indebtedness.

SECTION 4.20   BUSINESS ACTIVITIES

     The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.



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

SECTION 4.21   ADVANCES TO RESTRICTED SUBSIDIARIES

     All advances to Restricted Subsidiaries (other than the Notes On-Loan) made by the Issuer after the Issue Date shall be made under the PIK On-Loan 2 and the Shareholder On-Loan 2.

SECTION 4.22   PAYMENTS FOR CONSENT

     The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.23   LIQUIDATION OF POOL ACQUISITION NETHERLANDS B.V.

     All of the Share Capital of Sanitec and all other assets of Pool Acquisition Netherlands B.V. (in liquidation) shall be transferred to the Issuer on or prior to December 31, 2002, whether through completion of the dissolution and liquidation of Pool Acquisition Netherlands B.V. (in liquidation) or otherwise. Upon such transfer, the Issuer shall cause all notifications required by the Notes Security Pledge Agreement to be made and to take all actions necessary to provide that the pledge of the Share Capital of Sanitec under such pledge agreement for the benefit of the Trustee and the Holders of the Notes is duly and validly perfected as a second priority pledge. Prior to such transfer, the Issuer shall pledge the Share Capital of Pool Acquisition Netherlands B.V. (in liquidation) under the Pool Acquisition Pledge Agreement to secure the payment and performance when due of the Issuer's Obligations under this Indenture and the Notes. The Trustee shall terminate the Pool Acquisition Pledge Agreement upon perfection of the pledge of the Share Capital of Sanitec pursuant to the Notes Security Pledge Agreement.

SECTION 4.24   ADDITIONAL AMOUNTS

     All payments made under, or with respect to, the Notes shall be made free and clear of, and without withholding or deduction for or on account of, any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within Luxembourg or within any other jurisdiction in which the Issuer or any Surviving Entity is organized or resident for tax purposes or any political subdivision thereof or any Taxing Authority therein (each, a "RELEVANT TAXING JURISDICTION"), unless the Issuer or any Surviving Entity is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

     If the Issuer or any Surviving Entity is required to withhold or deduct any amount for, or on account of, Taxes imposed by a Relevant Taxing Jurisdiction, from any payment made under or with respect to the Notes, the Issuer or the Surviving Entity shall pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall equal the amount the Holder would have received if such Taxes had not been withheld or deducted; PROVIDED, HOWEVER, that no Additional Amounts shall be payable with respect to:

     (1) any Tax that would not have been imposed, payable or due but for the existence of any connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other



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

          than the mere holding of the Notes or enforcement of rights thereunder or the receipt of payments in respect thereof;

     (2) any Tax that would not have been imposed, payable or due but for the failure to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice; provided, however, that the Issuer or any Surviving Entity has delivered a request to the Holder to comply with such requirements reasonably prior to the date by which such compliance is required giving each Holder reasonably sufficient time to satisfy those requirements;

     (3) any Tax that would not have been imposed, payable or due if the presentation of Notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later; provided, however, that the Issuer or the Surviving Entity has delivered to each Holder a notice to present Notes for payment within such 30-day period;

     (4) a withholding or deduction imposed on a payment to an individual that is required to be made pursuant to any European Union Directive on the taxation of savings implementing the proposal for such a directive presented by the European Commission on July 18, 2001, or any law implementing or complying with, or introduced in order to conform to, such directive;

     (5) any Tax presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a member state of the European Union;

     (6) any estate, inheritance, gift, sale transfer, personal property or similar tax, assessment or governmental charge; or

     (7)  any combination of items (1) through (6) (each, and "EXCLUDED TAX").

     If the Issuer or any Surviving Entity shall be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Issuer or the Surviving Entity shall deliver to the Trustee as least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the Surviving Entity shall notify the Trustee promptly thereafter) an Officers' Certificate stating the fact that Additional Amounts shall be payable and the amount so payable. The Officers' Certificate must also set forth any other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date. Upon request, the Issuer or the Surviving Entity shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

     The Issuer or any Surviving Entity shall make all required withholdings and deductions and shall remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer or the Surviving Entity shall use their reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority. The Issuer or the Surviving Entity shall furnish to the Holders, within 30 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing payment by the Issuer or the Surviving Entity, or if, notwithstanding the Issuer's or the Surviving Entity's efforts to obtain receipts, receipts are not obtained, other evidence of payments by the Issuer or the Surviving Entity.



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

     The Issuer or any Surviving Entity shall pay any stamp, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies or Taxes which arise from the initial execution, delivery or registration of the Notes, the initial resale thereof by the initial purchasers on the Issue Date and the enforcement of the Notes and the security therefor following the occurrence of any Event of Default with respect to the Notes.

     The Issuer or any Surviving Entity shall indemnify and hold harmless each Holder of Notes and upon written request reimburse each such Holder for the amount, other than any Excluded Tax and excluding any payment of Additional Amounts by the Issuer or the Surviving Entity, of:

     (1) any Taxes imposed by a Relevant Taxing Jurisdiction and paid by such Holder as a result of payments made under or with respect to the Notes;

     (2) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

     (3) any Taxes imposed by a Relevant Taxing Jurisdiction with respect to any reimbursement under clause (1) and (2) of this paragraph, but excluding any Taxes imposed by the Relevant Taxing Jurisdiction on such Holder's net income.

SECTION 4.25   GENERAL ADDITIONAL COVENANTS

     So long as any of the Notes remains outstanding (or, in the case of paragraph (8), in relation to Paying Agents only, so long as any of the Notes remains liable to prescription) the Issuer covenants with the Trustee that it shall:

     (1) give or procure to be given to the Trustee such opinions, certificates, reports, information and evidence as it shall properly require and in such form as it shall properly require (including without limitation the procurement by the Issuer of all such Officers' Certificates called for by the Trustee pursuant to Section 7.02) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Indenture or by operation of law;

     (2) at all times keep and procure its Subsidiaries to keep proper books of account and, following the occurrence of a Default or an Event of Default or if the Trustee has reasonable grounds to believe that a Default or an Event of Default has occurred or is about to occur, allow and procure its Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuer or the relevant Subsidiary (as the case may be) shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours upon reasonable notice being given;

     (3) at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Trustee to carry out the Trustee's obligations under this Indenture;

     (4) use its reasonable endeavours to procure the Principal Paying Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes or any of them, receive unconditionally pursuant to the Paying Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Notes; PROVIDED, HOWEVER, if the Principal Paying Agent and the Trustee are the same entity, then no such notices shall be required;



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

     (5) in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them being made after the due date for payment thereof forthwith give or cause the Principal Paying Agent to give notice (at the expense of the Issuer) to the relevant Holders that such payment has been made;

     (6) use all reasonable endeavours to maintain the listing of the Notes on the Luxembourg Stock Exchange or, if it is unable to do so having used all reasonable endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee (which approval shall not be unreasonably withheld)) decide and shall also upon obtaining a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets enter into a supplemental indenture to effect such consequential amendments to this Indenture as shall be requisite to comply with the requirements of any such stock exchange or securities market;

     (7) obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Holders (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom of a communication within the meaning of Section 21 of such act; and

     (8) comply with and perform all its obligations under the Paying Agency Agreement and use its reasonable endeavours to procure that the Paying Agents and the Registrar comply with and perform all their respective obligations thereunder and not make any amendment or modification to the Paying Agency Agreement without the prior written approval of the Trustee (which approval shall not be unreasonably withheld).


                                   ARTICLE V
                                   SUCCESSORS

SECTION 5.01   MERGER, CONSOLIDATION, OR SALE OF ASSETS

     The  Issuer may not, directly or indirectly:

     (a) consolidate or merge with or into another Person (whether or not the Issuer is the surviving company); or

     (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (i) either:

               (A) the Issuer is the surviving company; or

               (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a company organized or existing under the laws of any



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

          member state of the European Union, the United States, any state of the United States or the District of Columbia (the "SURVIVING ENTITY");

          (ii) immediately following such transaction, the Surviving Entity (if other than the Issuer) assumes all the obligations of the Issuer under the Notes, this Indenture, the Registration Rights Agreement and the Pledge Agreements pursuant to agreements reasonably satisfactory to the Trustee;

          (iii) if the Surviving Entity is the Issuer, the Issuer shall have delivered a written instrument in form satisfactory to the Trustee confirming its obligations under the Notes and this Indenture;

          (iv) immediately following such transaction, the Issuer or the Surviving Entity should have delivered to the Trustee:

               (A) an opinion of United States counsel to the effect that the Holders shall not recognize income, gain or loss for US federal income tax purposes as a result of such transaction and shall be subject to US federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred; and

               (B) an opinion of counsel admitted to practice in the jurisdiction of organization of the Surviving Entity to the effect that the Holders shall not recognize income, gain or loss for income tax purposes in the jurisdiction of organization as a result of such transaction and shall be subject to income tax in such jurisdiction on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

          (v) immediately following such transaction, no Default or Event of Default exists; and

          (vi) immediately following such transaction, the Issuer or the Surviving Entity, as the case may be, shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least(euro)1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of Section 4.10; PROVIDED, HOWEVER, that this clause shall not be applicable to (A) the merger of a Restricted Subsidiary with or into the Issuer, where the Issuer is the surviving company, or to the transfer of all or substantially all of the assets of a Restricted Subsidiary to the Issuer or (B) the merger of the Issuer with or into an Affiliate of the Issuer for the sole purpose of reincorporating the Issuer in another jurisdiction if, as a result of and giving effect to such reincorporation merger, the consolidated net worth of the surviving company is no less than the consolidated net worth of the Issuer immediately prior to the merger.

     In addition, the Issuer may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.



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

SECTION 5.02   SUCCESSOR CORPORATION SUBSTITUTED

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor company formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Issuer" shall refer instead to the successor company of such entity), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; PROVIDED, HOWEVER, that the predecessor shall not be relieved from the obligation to pay the principal of and interest and Special Interest and Additional Amounts, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer's assets that meets the requirements of Section 5.01 hereof.


                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION 6.01   EVENTS OF DEFAULT

     An "EVENT OF DEFAULT" occurs if:

     (a) the Issuer defaults for 30 days in the payment when due of interest on, or Additional Amounts or Special Interest, if any, with respect to, the Notes;

     (b) the Issuer defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

     (c) the Issuer or any of its Subsidiaries fails to comply with Sections 4.07, 4.08, 4.18, 4.19 or Article V;

     (d) the Issuer or any of its Subsidiaries fail to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes or the Notes Security Pledge Agreement for 30 days after notice to the Issuer by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements of this Indenture or the Notes or the Notes Security Pledge Agreement;

     (e) the Issuer or any of its Restricted Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default: (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates (euro)15,000,000 or more;



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

     (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Issuer or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds (euro)15,000,000;

     (g) the Issuer repudiates any of its obligations under any of the Pledge Agreement or any court of competent jurisdiction determines that any provision of any of the Pledge Agreements is unenforceable against the Issuer for any reason; or

     (h) (i) the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would be a Significant Subsidiary, becomes insolvent or ceases or suspends generally payment of its debts or announces an intention to do so or is (or is deemed for the purposes of any law applicable to it to be) unable to pay its debts as they fall due, (ii) an administrator or liquidator of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would be a Significant Subsidiary, or the whole or any substantial part of the undertaking, assets and revenues of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would be a Significant Subsidiary, is appointed (or application for any such appointment is made),
(iii) the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would be a Significant Subsidiary, enters into negotiations with its creditors generally with a view to a readjustment or rescheduling of its indebtedness or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of any indebtedness given by it, (iv) the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would be a Significant Subsidiary, ceases or threatens to cease to carry on all or any substantial part of its business, (v) an order is made or an effective resolution is passed for the winding up, liquidation, dissolution or for the protection from creditors of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would be a Significant Subsidiary or (vi) any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in (i) to (and including)
(vi) above, or (vii) any lender or creditor commences the enforcement under or pursuant to any pledge, assignment or collateral agreement of, or other security interest in, the Share Capital of Sanitec or of any Subsidiary of the Issuer, given in respect of the Credit Agreement or any other Credit Facility.

SECTION 6.02   ACCELERATION

     If any Event of Default (other than an Event of Default specified in clause
(h) of Section 6.01 hereof) with respect to the Issuer or any Restricted Subsidiary occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by notice in writing to the Issuer may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) of
Section 6.01 hereof occurs with respect to the Issuer or any Restricted Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.



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SECTION 6.03   OTHER REMEDIES

     The Trustee may, at any time at its discretion and without further notice, take such proceedings against the Issuer as it may think fit to enforce the payment of principal of, or premium, if any, or accrued interest, Special Interest and Additional Amounts, if any, on, the Notes, but it shall not be bound to take any such proceedings or other action under or pursuant to this Indenture (including declaring the notes to be immediately due and payable following an Event of Default or exercising any remedy under the Pledge Agreements with respect to the collateral securing the Notes), unless (i) it shall have been so directed by the Holders of at least a majority of the principal amount of the Notes then outstanding and (ii) it shall have been indemnified and/or secured to its satisfaction.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04   WAIVER OF PAST DEFAULTS

     The Holders of a majority in aggregate principal amount of the Notes for the time being outstanding by written notice to the Trustee may waive an existing Default or Event of Default under this Indenture and its consequences. The Issuer shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.

     Notwithstanding the above, no such waiver by the Holders shall be effective in relation to a Default in the payment of principal of or interest on any Note as specified in clauses (a) and (b) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 9.02.

     The above paragraphs of this Section 6.04 shall be in lieu of ss.316(a)(1)(B) of the TIA and such ss.316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     Upon any such waiver by the Holders, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05   CONTROL BY MAJORITY

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, subject always to the provisions of Section 6.03 above. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Pledge Agreements that the Trustee reasonably determines may be materially prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal Liability.

SECTION 6.06  LIMITATION ON SUITS

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:



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     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity and/or security satisfactory to the Trustee against any Liability;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity and/or security; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07   RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest and Special Interest and Additional Amounts, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08   COLLECTION SUIT BY TRUSTEE

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest and Special Interest and Additional Amounts, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such other amounts as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09   TRUSTEE MAY FILE PROOFS OF CLAIM

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to



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authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10   PRIORITIES

     All moneys received by the Trustee under this Indenture and the Pledge Agreements (including any moneys which represent principal, premium or interest in respect of Notes which have become void and including as a result of enforcement of any of the Pledge Agreements) shall be held by the Trustee upon trust to apply them (subject to Section 6.13 hereof):

          FIRST: in payment or satisfaction of all amounts then due and unpaid under Section 7.05 hereof to the Trustee (including remunerations, expenses and disbursements of, and all other liabilities incurred by, the Trustee, its counsel and any Appointee in connection with this Indenture or any Pledge Agreement;

          SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Special Interest and Additional Amounts, if any, PARI PASSU and rateably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Special Interest and Additional Amounts, if any, respectively; and

          THIRD: to the Issuer or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11   UNDERTAKING FOR COSTS

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to
Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12   PRESCRIPTION

     Claims against the Issuer for the payment of principal of, or premium, interest, Special Interest or Additional Amounts, if any, on, the Notes will become void unless presentation for payment is made (where required by the provisions of this Indenture) within a period of ten years, in the case of principal, premium or Additional Amounts, if any, or five years, in the case of interest or Special Interest, from the applicable original payment date therefor.

SECTION 6.13   INVESTMENT BY TRUSTEE

     (a) If the amount of the moneys at any time available for the payment of principal, premium, if any, interest, Special Interest and Additional Amounts, if any, in respect of the Notes under Section 6.10 shall be less than 10% of the principal amount of the Notes then outstanding, the Trustee may at its discretion invest such moneys in Cash Equivalents. The Trustee at its discretion may vary such



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investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10% of the principal amount of the Notes then outstanding and then such accumulations and funds shall be applied under Section 6.10.

     (b) Any moneys which under the trusts of this Indenture ought to or may be invested in Cash Equivalents. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

     (c) The Issuer shall not be liable for any investments made by the Trustee pursuant to this Section 6.13.

                                  ARTICLE VII
                                     TRUSTEE

SECTION 7.01   DUTIES OF TRUSTEE

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs (subject always to overriding provisions of English law requiring the Trustee to use a higher degree of care and skill at all times).

     (b) Nothing in this Indenture shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Indenture conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any Liability for breach of trust, its own negligent action, its own negligent failure to act or its own willful misconduct.

     (c) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01 and to the provisions of the TIA.

     (d) The Trustee shall be under no obligation to exercise any of the discretions, authorities, rights or powers vested in it by this Indenture or the Pledge Agreements at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee an indemnity and/or security satisfactory to it against the losses, costs, charges, expenses and other liabilities which might be incurred by it in compliance with such request or direction.

SECTION 7.02   RIGHTS OF TRUSTEE

     Where there are any inconsistencies between the Trustee Acts and the provisions of this Indenture the provisions of this Indenture shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Indenture shall constitute a restriction or exclusion for the purposes of that Act. The duty of care contained in Section 1 of the Trustee Act 2000 shall not apply to this Indenture. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:



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     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting or if the Trustee wishes to be satisfied as to any fact or matter, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officers' Certificate or Opinion of Counsel or any Board Resolution or fairness opinion provided pursuant to this Indenture and shall not be bound to call for any further evidence.

     (c) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorised or within its rights or powers provided that the Trustee's conduct does not constitute bad faith, wilful misconduct or negligence.

     (d) The Trustee shall not be charged with knowledge of any Default or Event of Default under any of Sections 6.01(c) to 6.01(h) (both inclusive) hereof, of the identity of any Subsidiary or Restricted Subsidiary or Significant Subsidiary or of the existence of any Change of Control or Asset Sale unless either (i) an officer of the Trustee assigned to its Corporate Trustee Administration Department shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Issuer or any Holder.

     (e) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions therein, upon certificates or opinions conforming to the requirements of this Indenture but the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (f) The Trustee shall not be liable for any error of judgment made in good faith.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it believes that repayment of such funds or adequate indemnity against such risk or Liability is not reasonably assured to it.

     (h) The Trustee shall not be liable for interest on any money received by it.

     (i) The Trustee may in relation to this Indenture act on the advice or opinion of or any information obtained from (whether or not addressed to the Trustee) any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

     (j) Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting in good faith on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

     (k) The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing an Officers' Certificate and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

     (l) The Trustee shall be at liberty to hold this Indenture or the Pledge Agreements and any other documents relating thereto or to the Pledge Agreements or to deposit them in any part of the world



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with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

     (m) The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or Definitive Registered Notes or the delivery of any Global Note or Definitive Registered Note to the person(s) entitled to it or them.

     (n) The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in this Indenture or to take any steps to ascertain whether any Default or any Event of Default has happened and, until it shall have actual knowledge or express notice pursuant to this Indenture to the contrary, the Trustee shall be entitled to assume that no Default or Event of Default has happened and that the Issuer is observing and performing all its obligations under this Indenture.

     (o) Save as expressly otherwise provided in this Indenture, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under this Indenture (the exercise or non-exercise of which as between the Trustee and the Holders shall be conclusive and binding on the Holders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

     (p) The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note purporting to be such and subsequently found to be forged or not authentic.

     (q) Any consent or approval given by the Trustee for the purposes of this Indenture may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Indenture may be given retrospectively.

     (r) The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Holder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer or any other person in connection with this Indenture and no Holder shall be entitled to take any action to obtain from the Trustee any such information.

     (s) Where it is necessary or desirable for any purpose in connection with this Indenture to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer as relevant and any rate, method and date so agreed shall be binding on the Issuer and the Holders.

     (t) The Trustee as between itself and the Holders may determine all questions and doubts arising in relation to any of the provisions of this Indenture. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Holders.

     (u) In connection with the exercise by it of any of its trusts, powers, authorities and discretions under this Indenture (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Holders as a class but shall not have regard to any interests arising from circumstances particular to individual Holders



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(whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities and discretions for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Holder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders.

     (v) Any trustee of this Indenture being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this Indenture and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

     (w) The Trustee may whenever it thinks fit (after consultation with the Issuer) delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under this Indenture. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Holders think fit. Provided that the Trustee has exercised reasonable care in the selection of such delegate the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

     (x) The Trustee may in the conduct of the trusts of this Indenture and/or in relation to any action to be taken under the Pledge Agreements instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with this Indenture (including the receipt and payment of money). Provided that the Trustee has exercised reasonable care in the selection of such agent the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

     (y) The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Indenture or any Pledge Agreement or any security constituted thereby or any other document relating or expressed to be supplemental hereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Indenture or any Pledge Agreement or any security constituted thereby or any other document relating or expressed to be supplemental hereto.

     (z) The Trustee may rely upon a report by the auditors of the Issuer whether or not such report is addressed to the Trustee as to the amount of any element or thing or defined term required to be calculated in connection with any of the covenants contained in Article IV or Article V, as at any given time or for any specified period, as applicable, or as to compliance by the Issuer with any of such covenants, in which events such report shall, in the absence of manifest error, be conclusive and binding on all parties.

     (aa) The Trustee shall be at liberty to accept any certificate, report or confirmation by such auditors or any other expert notwithstanding that it, or the terms on which it was provided may contain a



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limitation on the liability of the auditors or such other expert (whether in time, quantum or otherwise) and the Trustee shall not incur any liability to any Holders or any other person in connection with the acceptance by it of any such certificate, report or confirmation.

     (bb) No purchaser, mortgagor, mortgagee, lender, debtor or other Person dealing with the Trustee or with its or his attorney or agent shall be concerned to enquire whether the security constituted by any of the Pledge Agreements has become enforceable or whether any power exercised or purported to be exercised thereunder has become exercisable or as to the propriety regularity or purpose of the exercise of any power thereunder or whether any money remains due on such security or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made or to see to the application of any money paid to the Trustee or to any attorney or agent and in the absence of bad faith on the part of such purchaser, mortgagor, lender, debtor or other Person such dealing shall be deemed so far as regards his safety and protection to be within the powers hereby conferred and to be valid and effectual accordingly and the remedy of the Issuer and its assigns in respect of any impropriety or irregularity whatsoever in the exercise of such powers shall be in damages only.

     (cc) The Trustee shall accept without investigation requisition or objection such title as the Issuer may have to the Pledged Collateral and may accept such title as the Issuer may have to any of the Pledged Collateral hereafter charged and shall not be bound or concerned to examine or enquire into nor be liable for any defect or failure in the title of the Issuer to any of the Pledged Collateral owned by it or any part thereof whether such defect or failure was known to the Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not, but the Issuer shall nevertheless observe any undertaking given with regard to any such titles.

SECTION 7.03  INDIVIDUAL RIGHTS OF TRUSTEE

     Neither the Trustee nor any director or officer or holding company, Subsidiary or associated company of a company acting as a trustee under this Indenture shall by reason of its or his fiduciary position be in any way precluded from:

     (a) entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or any person or body corporate associated with the Issuer (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, the Issuer or any person or body corporate associated as aforesaid); or

     (b) accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or any such person or body corporate so associated or any other office of profit under the Issuer or any such person or body corporate so associated;

and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Holders and notwithstanding that the same may be contrary or prejudicial to the interests of the Holders and shall not be responsible for any Liability occasioned to the Holders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.



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     Where any holding company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Holders resulting from the Trustee's failing to take such information into account in acting or refraining from acting under or in relation to these presents.

SECTION 7.04   REPORTS BY TRUSTEE TO HOLDERS

     If required by TIA ss.313(a), within 60 days after each May 15 beginning with May 15, 2003, the Trustee shall mail to each Holder a report dated as of such May 15 that complies with TIA ss.313(a). The Trustee also shall comply with TIA ss.313(b), (c) and (d).

     A copy of each such report at the time of its mailing to the Holders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed.

SECTION 7.05  REMUNERATION AND INDEMNITY

     (a) The Issuer shall pay to the Trustee remuneration for its services as trustee as from the Issue Date, such remuneration to be at such rate and at such time as may from time to time be agreed between the Issuer and the Trustee, the first such payment to be made on the date hereof. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Holders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the Redemption Date have been paid to the Principal Paying Agent or the Trustee; PROVIDED THAT if upon due presentation of any Note or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration shall commence again to accrue at the rate which prevailed when the remuneration was last accruing.

     (b) In the event of the occurrence of a Default or an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Indenture the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

     (c) The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Indenture.

     (d) In the event of the Trustee and the Issuer failing to agree:

          (i) (in a case to which sub-clause (a) above applies) upon the amount of the remuneration; or

          (ii) (in a case to which sub-clause (b) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Indenture, or upon such additional remuneration, such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being equally payable by the Issuer and Trustee) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee and the Issuer.



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     (e) Without prejudice to the right of indemnity by law given to trustees, the Issuer shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be properly incurred by it or him in the execution or purported execution of any of its or his trusts, powers, authorities and discretions under this Indenture or its or his functions under any such appointment or in respect of any other matter or thing properly done or omitted in any way relating to this Indenture or any Pledge Agreements any such appointment; provided, however, the Issuer shall not indemnify the Trustee or any Appointee for any Liabilities resulting from the Trustee's or such Appointee's willful misconduct, willful default, negligence or bad faith.

     (f) All amounts payable pursuant to sub-clause (5) above shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within seven days after such demand and the Trustee so requires) carry interest at the rate of 2% per annum above the base rate from time to time of National Westminster Bank Plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within seven days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

     (g) The indemnities in this Indenture constitute separate and independent obligations from the other obligations in this Indenture, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Holder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated sum or sums in respect of any sum due under this Indenture or the Notes, or any other judgment or order. Any such loss as referred to in Section 12.08 shall be deemed to constitute a loss suffered by the Trustee and the Holders and no proof or evidence of any actual loss shall be required by the Issuer or its liquidator or liquidators

SECTION 7.06  REPLACEMENT OF TRUSTEE

     The Trustee may resign at any time by so notifying the Issuer in writing without being responsible for any Liabilities incurred by reason of such retirement but without prejudice to any Liability of the Trustee accrued prior to such time. The Issuer may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.08;

     (b) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

     (c) a custodian or other public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If no replacement Trustee has been appointed within 30 days of the Trustee having resigned or the Trustee having received notification of its removal, the Trustee may appoint a successor. The retirement or removal of any Trustee shall not become effective until a successor Trustee is appointed.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.06, the Issuer's obligations under Section 7.05 shall continue for the benefit of the retiring Trustee.



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SECTION 7.07   SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another company or banking association, the resulting, surviving or transferee company or banking association without any further act shall be the successor Trustee.

SECTION 7.08   ELIGIBILITY; DISQUALIFICATION

     This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310 (a) (2)(1), 310 (a) and 310 (a) (5). The Trustee shall have a combined capital and surplus of at least U.S. $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310 (b), the Trustee and the Issuer shall comply with the provisions of TIA Section 310 (b) (subject to the penultimate paragraph thereof). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article VII.

SECTION 7.09   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER

     The Trustee shall comply with TIA Section 311 (a), excluding any creditor relationship listed in TIA Section 311 (b). A Trustee who has resigned or been removed shall be subject to TIA Section 311 (a) to the extent indicated therein.

SECTION 7.10   SEPARATE AND CO-TRUSTEES

     Subject to the provisions of TIA Section 310(a)(3), the Trustee may, upon giving prior notice to, and after consultation with, the Issuer (but without the consent of the Issuer or the Holders), appoint any person established or resident in any jurisdiction (whether a trust company or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

          (i) if the Trustee reasonably considers such appointment to be in the interests of the Holders;

          (ii) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

          (iii) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of this Indenture or any of the Pledge Agreements against the Issuer.

     The Issuer irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Indenture) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Indenture) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Indenture be treated as Liabilities incurred by the Trustee.



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SECTION 7.11   TRUSTEE'S POWERS TO BE ADDITIONAL

     The powers conferred upon the Trustee by this Indenture shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a Holder of any of the Notes.


                                  ARTICLE VIII
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

     The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.02   LEGAL DEFEASANCE AND DISCHARGE

     Upon the exercise by Issuer under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have discharged the obligations of the Issuer with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, or premium, if any, interest and Special Interest and Additional Amounts, if any, on such Notes when such payments are due; (ii) the Issuer's obligations with respect to such Notes under Article II and Section
4.02 hereof; (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith; and (iv) this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03   COVENANT DEFEASANCE

     Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24 and
4.25 and Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no Liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or



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in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(e) hereof shall not constitute Events of Default.

SECTION 8.04   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash denominated in Euros, non-callable Government Securities or a combination thereof, in such amounts as shall be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, or premium, if any, and interest and Special Interest and Additional Amounts, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

     (b) in the case of an election under Section 8.02 hereof, the Issuer shall have delivered to the Trustee (i) an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (B) since the Issue Date, there has been a change in the applicable federal income tax law of the United States, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and shall be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and (ii) an opinion of counsel in Luxembourg reasonably acceptable to the Trustee to the effect that (A) Holders of the outstanding Notes will not recognize income, gain or loss for income tax purposes in Luxembourg as a result of the Legal Defeasance and will be subject to income tax in Luxembourg on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred, and (B) payments from the defeasance trust can be made free and exempt from any and all withholding and other Taxes of whatever nature imposed or levied by or on behalf of Luxembourg or any Taxing Authority thereof;

     (c) in the case of an election under Section 8.03 hereof, the Issuer shall have delivered to the Trustee (i) an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and shall be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (ii) an opinion of counsel in Luxembourg reasonably acceptable to the Trustee to the effect that (A) Holders of the outstanding Notes will not recognize income, gain or loss for income tax purposes in Luxembourg as a result of such Covenant Defeasance and will be subject to income tax in Luxembourg on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, and
(B) payments from the defeasance trust can be made free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of Luxembourg or any Taxing Authority thereof;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which shall be used to defease the Notes pursuant to this Article VIII



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concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h)
hereof is concerned, at any time in the period ending on the 181st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

     (f) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer; and

     (g) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Special Interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06  REPAYMENT TO ISSUER

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium and Additional Amounts, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Additional Amounts, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all Liability of the Trustee or such Paying Agent with respect to such trust money, and all Liability of the Issuer as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a leading newspaper of general circulation in Luxembourg


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(which is expected to be the LUXEMBURGER WORT) and in the The Wall Street
Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.07  REINSTATEMENT

     If the Trustee or Paying Agent is unable to apply any non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Issuer makes any payment of principal of, premium, if any, or interest or Special Interest or Additional Amounts, if any, on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE IX
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01  WITHOUT CONSENT OF HOLDERS OF NOTES

     Notwithstanding Section 9.02 of this Indenture, the Issuer and the Trustee may amend or supplement this Indenture or the Notes or any of the Pledge Agreements without the consent of any Holder of a Note:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (c) to provide for the assumption of the Issuer's obligations to the Holders of the Notes by a successor to the Issuer pursuant to Article V hereof;

     (d) to provide for the guarantee of the Issuer's obligations to the Holders of the Notes or to provide for, and enter into agreements and instruments with respect to, the pledge of, or the granting of a security interest in, additional collateral to secure the Obligations hereunder;

     (e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

     (f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof.

     The request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any documents described in Section
7.02 hereof which are requested by the Trustee, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be



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

therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02   WITH CONSENT OF HOLDERS OF NOTES

     Except as provided below in this Section 9.02, the Issuer may amend or supplement this Indenture (including Sections 4.07 and 4.08 hereof), the Notes and any of the Pledge Agreements with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Special Interest or Additional Amounts, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or past, present or future compliance with any provision of this Indenture or the Notes or any of the Pledge Agreements may be waived by the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

     With the consent of the Holders of at least 75% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Issuer may amend the indenture to modify Section 4.18.

     Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of, or waiver by, the Holders of Notes as aforesaid, and upon receipt by the Trustee of any documents described in Section 7.02 hereof which are requested by the Trustee, the Trustee shall join with the Issuer in the execution of a supplemental Indenture to give effect to the relevant amendment or waiver unless such amendment or waiver directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental Indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Principal Paying Agent at the expense of the Issuer shall give to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Principal Paying Agent to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental Indenture or waiver. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (other than the provisions under Sections 4.07 and 4.08);



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     (c) reduce the rate of or change the time for payment of interest, including default interest, or Special Interest or Additional Amounts, if any, on any Note;

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Special Interest of Additional Amounts, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, or interest or Special Interest or Additional Amounts, if any, on the Notes;

     (g) waive a redemption payment with respect to any Note (other than a payment required by either Section 4.07 or 4.08 hereof); or

     (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03   COMPLIANCE WITH TRUST INDENTURE ACT

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that would comply with the TIA as then in effect as if this Indenture were required to be qualified under the TIA.

SECTION 9.04   REVOCATION AND EFFECT OF CONSENTS

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05   NOTATION ON OR EXCHANGE OF NOTES

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Principal Paying Agent shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06   TRUSTEE TO SIGN AMENDMENTS, ETC.

     Subject to the provisions of this Article IX, the Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or



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supplemental indenture, the Trustee shall be entitled to receive and (subject to
Section 7.01 hereof) shall be fully protected in relying upon, in addition to the other documents required by this Article IX and Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE X
                             COLLATERAL AND SECURITY

SECTION 10.01  PLEDGE AGREEMENTS

     The due and punctual payment of the principal of, premium, if any, and interest and Special Interest and Additional Amounts, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Special Interest and Additional Amounts, if any, on the Notes and performance of all other obligations of the Issuer to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Pledge Agreements which the Issuer has entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreements (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Pledge Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuer shall deliver to the Trustee copies of all documents delivered pursuant to the Pledge Agreements, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreements, to assure and confirm to the Trustee the security interest in the Pledged Collateral contemplated hereby and by the Pledge Agreements. The Issuer shall take, and shall cause its Restricted Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreements to create and maintain, as security for the Obligations of the Issuer hereunder, a valid and enforceable perfected Lien in and on all the Pledged Collateral in favor of the Trustee for its benefit and for the benefit of the Holders of Notes.

SECTION 10.02  RECORDING AND OPINIONS

     (a) The Issuer shall furnish to the Trustee on June 30 in each year beginning with June 30, 2003, an Opinion of Counsel, dated as of such date, either:

          (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge Agreements, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all filings have been made and all action has been taken that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Trustee hereunder and under the Pledge Agreements with respect to the security interests in the Pledged Collateral;

          (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

     (b) The Issuer shall otherwise comply with the provisions of TIA Section 314(b).

SECTION 10.03  RELEASE OF COLLATERAL

     (a) Pledged Collateral under the Pool Acquisition Pledge Agreement will be released automatically upon the transfer of the Share Capital of Sanitec to the Issuer and the pledge of such Share Capital under the Notes Security Pledge Agreement and the perfection of such pledge.

     (b) Subject to subsections (d) and (e) of this Section 10.03, the Share Capital of Sanitec shall be released from the Lien and security interest created by the Notes Security Pledge Agreement to permit perfection of a priority Lien over such Share Capital to the extent necessary to secure Indebtedness under either the Credit Agreement or Indebtedness under any Credit Facility incurred pursuant to clause (1) or (2) of the second paragraph of Section 4.10 hereof; PROVIDED, HOWEVER, the Issuer immediately thereafter shall have the ability to, and shall undertake to, grant a pledge of such Share Capital to the Trustee for the benefit of the Holders having the same priority as, and on terms no less favorable to the Holders than, the Lien and security interest in effect under the Notes Security Pledge Agreement immediately prior to such release.

     (c) Subject to subsections (d) and (e) of this Section 10.03, Pledged Collateral may be released from the Lien and security interest created by the Pledge Agreements at any time or from time to time in accordance with the provisions of the Pledge Agreements or as provided hereby. In addition, upon the request of the Issuer pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale and (at the sole cost and expense of the Issuer) the Trustee shall release Pledged Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; PROVIDED, that if such sale, conveyance or disposition constitutes an Asset Sale, the Issuer shall apply the Net Proceeds in accordance with Section 4.08 hereof.

     (d) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no further release of Pledged Collateral pursuant to the provisions of the Pledge Agreements shall be effective as against the Holders of Notes.

     (e) The release of any Pledged Collateral from the terms of this Indenture and the Pledge Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the terms of the Pledge Agreements. To the extent applicable, the Issuer shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Pledge Agreements and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreements, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuer except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Trustee in the exercise of reasonable care.

SECTION 10.04   CERTIFICATES OF THE ISSUER

     The Issuer shall furnish to the Trustee and the Trustee, prior to each proposed release of Pledged Collateral pursuant to the Pledge Agreements:

          (i) all documents required by TIA Section 314(d) to the extent applicable; and

          (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Issuer, to the effect that such accompanying documents constitute all documents required by TIA ss.314(d) to the extent applicable.

     The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.05  CERTIFICATES OF THE TRUSTEE

     In the event that the Issuer wishes to release Pledged Collateral in accordance with the Pledge Agreements and has delivered the certificates and documents required by the Pledge Agreements and Sections 10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) to the extent applicable in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(2), shall deliver a certificate to the Trustee setting forth such determination.

SECTION 10.06  ACTIONS UNDER THE PLEDGE AGREEMENTS

     Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, all actions it deems necessary or appropriate in order to enforce any of the terms of the Pledge Agreements and to collect and receive any and all amounts payable in respect of the Obligations of the Issuer hereunder.

     The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Pledge Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

SECTION 10.07  RECEIPT OF FUNDS UNDER THE PLEDGE AGREEMENTS

     The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Pledge Agreements, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

SECTION 10.08  TERMINATION OF SECURITY INTEREST

     Upon the payment in full of all Obligations of the Issuer under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall, at the request of the Issuer, deliver a certificate to the Trustee stating that such Obligations have been paid in full, and release the Liens pursuant to this Indenture and the Pledge Agreements.

                                   ARTICLE XI
                           SATISFACTION AND DISCHARGE

SECTION 11.01  SATISFACTION AND DISCHARGE

     This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:

          (i) either:

               (A) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Principal Paying Agent for cancellation; or

               (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or shall become due and payable within one year and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Principal Paying Agent as trust funds in trust solely for the benefit of the Holders, cash denominated in Euros, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Principal Paying Agent for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

          (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Subsidiary of the Issuer is a party or by which any Restricted Subsidiary of the Issuer is bound;

          (iii) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

          (iv) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

     In addition, the Issuer must deliver an Officers' Certificate of the Issuer and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause
(i) of this Section, the provisions of Section 12.02 and Section 8.06 shall survive.

SECTION 11.02  APPLICATION OF TRUST MONEY

     Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of Section 6.10.

     If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; PROVIDED that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or such Paying Agent.


                                  ARTICLE XII
                                  MISCELLANEOUS

SECTION 12.01  TRUST INDENTURE ACT DEEMED TO APPLY AND CONTROL

     If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by TIA Section 318(c) when this Indenture is qualified under the TIA, the imposed duties shall be deemed to control as if the TIA were then applicable hereto.

SECTION 12.02  NOTICES

     Any notice or communication by the Issuer or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Issuer:   Sanitec International S.A.
                         19-21 boulevard Prince Henri
                         L-1724 Luxembourg
                         RC Luxembourg B 82 055

                         Telecopier No.: +352-26 26 89-834
                         Attention: Dr. Manuel Frias

                         with a copy to:

                         Sanitec Oy
                         Mikonkatu 15A
                         00100 Helsinki, Finland

                         Telecopier No.: +358 9 7731 207
                         Attention: Dr Rainer S. Simon

     If to the Trustee:  The Bank of New York
                         One Canada Square
                         London E14 5AL
                         England

                         Telecopier No.:  +44 (0) 207 964 6399
                         Attention:  Corporate Trust Administration

     The Issuer or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders of Global Notes or Definitive Registered Notes) shall be deemed to have been duly given
(i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid, if mailed; (iii) when answered back, if telexed; (iv) when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder of one or more Global Notes or Definitive Registered Notes will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c) to the same extent that would be otherwise required by the TIA if applicable. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     All notices to the Holders (whilst any Notes are represented by one or more Global Notes) shall be delivered to the Depositaries for communication to entitled Participants. Any notice will be deemed to have been given on the date of delivery to the Depositary. Alternatively, any notice shall be valid if published in a leading newspaper having a general circulation in New York City (which is expected to be the WALL STREET JOURNAL), a leading newspaper having a general circulation in London (which is expected to be the FINANCIAL TIMES) and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange shall so require, a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT). If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

     With respect to notices of redemption under Section 3.03, the Principal Paying Agent at the expense of the Issuer shall, at least 30 but not more than 60 days before the relevant Redemption Date, mail by first-class mail to the Common Depositary, each Depositary and, if any Definitive Registered Notes are outstanding, each Holder, in each case, with a copy to the Trustee, a notice of each redemption. In addition, so long as the Notes are listed on the Luxembourg Stock Exchange, the Issuer shall notify, or cause to be notified, such stock exchange of each redemption of Notes made pursuant to this Indenture.

     If a notice or communication is mailed or published in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Issuer mails a notice or communication to Holders or delivers a notice or communication to Indirect Participants, it will mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03  COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

     Holders may communicate pursuant to TIA Section 312(b) as if this Indenture were required to be qualified under the TIA, with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protections of TIA ss.312(c) that would be in effect if this Indenture were required to be qualified under the TIA.

SECTION 12.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

     Upon any request or application by the Issuer to the Trustee to take any action under this Indenture or any of the Pledge Agreements, the Issuer shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture or the Pledge Agreements relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any of the Pledge Agreements (other than a certificate provided pursuant to TIA Section 314(a)(4)) or that would comply with the provisions of TIA Section 314(e) when this Indenture is qualified under the TIA and shall include:

          (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.06  RULES BY TRUSTEE AND AGENTS

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No past, present or future director, officer, employee, promoter, advisor, incorporator or stockholder of the Issuer shall have any liability for any obligations of the Issuer under the Notes, this Indenture or any of the Pledge Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.08  JUDGMENT CURRENCY

     The Issuer shall indemnify the Holders against any loss incurred, as a result of any judgment or award in connection with the Notes, Indenture being expressed in a currency (the "JUDGMENT Currency") other than Euros and as a result of any variation as between (i) the spot rate of exchange used to calculate the Judgment Currency in which such judgment or award is paid, and
(ii) the spot rate of exchange at which the indemnified party converts or could have converted such Judgment Currency at the earliest practicable time after such judgment or award is rendered and becomes final. The foregoing shall constitute a separate and independent obligation of the Issuer and shall continue in full force and effect notwithstanding any such judgment or order. The term "SPOT RATE OF EXCHANGE" includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 12.09  GOVERNING LAW

     The rights and duties of the parties hereunder and thereunder, are governed by, and will be construed in accordance with, English law (articles 86 to 94-8 of the Luxembourg law of 10th August 1915 on commercial companies, as amended, having been expressly waived).

SECTION 12.10 SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS

     To the fullest extent permitted by applicable law, the Issuer irrevocably submits to the jurisdiction of the Courts of England in any suit or proceeding based on or arising under this Indenture or any of the transactions contemplated hereby, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum or inappropriate forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints Twyford Bathrooms (the "AUTHORIZED AGENT"), as its authorized agent upon whom process may be served in any such suit or proceeding. The Issuer represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Issuer hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Issuer further agrees that service of process upon its Authorized Agent and written notice of said service to the Issuer mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Issuer agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Issuer arising out of or based on this Indenture or the transactions contemplated hereby may also be instituted in any competent court in the Grand Duchy of Luxembourg and the Issuer expressly accepts the jurisdiction of any such court in any such action. The Issuer hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby. The provisions of this Section 12.10 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Issuer or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

SECTION 12.11  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

     This Indenture may not be used to interpret any other indenture, trust deed, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, trust deed, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12  SUCCESSORS

     All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.13  SEVERABILITY

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14   COUNTERPART ORIGINALS

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement, binding on the parties hereto.

SECTION 12.15   TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.16   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     A person who is not a party to this Indenture has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Indenture but this does not affect any right or remedy of a third party which exists or is available apart from that Act.


                            (Signature page follows.)

  IN WITNESS whereof this Indenture has been executed as a deed by the Issuer and the Trustee and delivered on the date first stated on page 1.



EXECUTED as a deed                    )
by SANITEC INTERNATIONAL S.A.         )
acting by                             )
as                                    )
AND                                   )
by
being the                             )
of SANITEC INTERNATIONAL S.A.         )

Witness' Signature:


Name:


Address:


Occupation:




EXECUTED as a deed                    )
by THE BANK OF NEW YORK               )
acting by                             )
under the authority of that company   )
in the presence of:                   )

Witness' Signature:


Name:


Address:


Occupation:

                                                                       EXHIBIT A

                              [Face of Global Note]
--------------------------------------------------------------------------------


                                                              ISIN: ____________

                            9% SENIOR NOTES DUE 2012

NO.___                                                  (EURO)____________

                           SANITEC INTERNATIONAL S.A.

     promises to pay to ____________,

     or registered assigns,

     the principal sum of __________ Euros, or such other amount reflected on the schedule hereto through the time of the last duly made entry thereon, on May 15, 2012,

     and to pay interest on such principal sum from time to time on the interest payment dates of May 15 and November 15, commencing November 15, 2002.

     Record Dates: May 1 and November 1

     This Global Note shall be exchangeable subject to, and in accordance with, the terms and conditions of the Indenture.

     Dated: ________, 200_

                                            SANITEC INTERNATIONAL S.A.


                                            By: ____________________
                                                Name:
                                                Title:

                                            By: ____________________
                                                Name:
                                                Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

The Bank of New York,
  as Principal Paying Agent

By:_________________________________
         Authorized Signatory

                              [Back of Global Note]
                            9% Senior Notes due 2012

     THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (i) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE; AND (ii) THIS GLOBAL NOTE MAY BE DELIVERED IN ACCORDANCE WITH SECTION 2.07(l) OF THE INDENTURE TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE.

     [INSERT THE 144A LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

     [INSERT THE REGULATION S LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Sanitec International S.A., a company organized under the Grand Duchy of Luxembourg (the "ISSUER"), promises to pay interest on the principal amount of this Note at 9% per annum from the date of issue until maturity and shall pay Special Interest under the Registration Rights Agreement and Additional Amounts payable pursuant to Section 4.24 of the Indenture referred to below. The Issuer shall pay interest and Special Interest and Additional Amounts, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be November 15, 2002. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest and Additional Amounts (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) and Special Interest and Additional Amounts, if any, to the Persons who are registered Holders of Notes at the close of business on May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Special Interest and Additional Amounts, if any, at the office or agency of the Issuer maintained for such purpose within or, at the option of the Issuer, payment of interest and Special Interest and Additional Amounts, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest and Special Interest and Additional Amounts, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Principal Paying Agent. Such payment shall be in Euros.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York shall act as Principal Paying Agent, New York Paying Agent and Registrar, and The Bank of New York (Luxembourg) S.A. shall act as Luxembourg Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of May 7, 2002 ("INDENTURE") between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) as if the Indenture was required to be qualified under such act. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     5. OPTIONAL REDEMPTION.

     (a) Except as set forth in clause (b) of this paragraph 5, the Issuer shall not have the option to redeem the Notes pursuant to this paragraph 5 prior to May 15, 2005. Thereafter, the Issuer shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid Additional Amounts and interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

            YEAR                                PERCENTAGE
            ----                                ----------
            2005...............................  109.00%
            2006...............................  106.75%
            2007...............................  104.50%
            2008...............................  103.00%
            2009...............................  101.50%
            2010 and thereafter................  100.00%

     (b) Notwithstanding the provisions of clause (a) of this Section 5, at any time prior to May 15, 2005, the Issuer may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109% of the principal amount, plus accrued and unpaid interest and Special Interest and Additional Amounts, if any, to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; PROVIDED that: (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and (2) the redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

     (c) The Issuer may, at its option, redeem all (but not less than all) of the Notes then outstanding, in each case at 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest and Additional Amounts, if any, to the Redemption Date, if the Issuer has become, or would become, obligated to pay, on the next Interest Payment Date, any Additional Amounts as a result of change in law (including any regulations promulgated thereunder) or in the interpretation or administration thereof, if such change is announced and becomes effective on or after the Issue Date. Notice of any such redemption must be given within 60 days of the earlier of the announcement and the effectiveness of any such change.

     6. MANDATORY REDEMPTION.

     The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) If there is a Change of Control, the Issuer shall, within ten days following the occurrence of such Change of Control, be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to (euro)1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest and Additional Amounts, if any, thereon, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within ten days following any Change of Control, the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Issuer or a Subsidiary consummates any Asset Sales and the aggregate amount of Excess Proceeds exceeds (euro)15,000,000, the Issuer shall commence an offer to all Holders of Notes (as "ASSET SALE OFFER") pursuant to
Section 4.08 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof plus accrued and unpaid interest, Special Interest and Additional Amounts thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than(euro)1,000 may be redeemed in part but only in whole multiples of(euro)1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of(euro)1,000 and integral multiples of(euro)1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Parent's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

     12. DEFAULTS AND REMEDIES. Events of Default include: (i) default by the Issuer for 30 days in the payment when due of interest on, or Additional Amounts or Special interest, if any, with respect to, the Notes; (ii) default by the Issuer in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Issuer or any of its Subsidiaries to comply with Sections 4.07, 4.08, 4.18 or 4.19 or
Article V of the Indenture; (iv) failure by the Issuer or any of its Subsidiaries for 30 days after notice to the Issuer by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with any covenant, representation, warranty or certain other agreements in the Indenture or the Notes or the Notes Security Pledge Agreement; (v) default by the Issuer or any of its Restricted Subsidiaries under certain other agreements relating to Indebtedness of the Issuer which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) repudiation by the Issuer of any of its obligations under the Notes Security Pledge Agreement or determination by any court of competent jurisdiction that any provision of the Notes Security Pledge Agreement is unenforceable against the Issuer for any reason; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Special Interest or Additional Amounts on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A past, present or future director, officer, employee, incorporator or stockholder, of the Issuer as such, shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Principal Paying Agent or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. COMMON CODE AND ISIN. The Issuer has caused Common Codes and ISINs to be printed on the Notes and the Trustee may use Common Code or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                 ASSIGNMENT FORM


     To assign this Note, fill in the form below:

     (I) or (we) assign and transfer this Note to:______________________________
                                                  (Insert assignee's legal name)

     ___________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________
              (Print or type assignee's name, address and zip code)

     and irrevocably appoint ___________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:  _______________

                         Your Signature: _______________________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Issuer pursuant to
Section 4.07 or 4.08 of the Indenture, check the appropriate box below:

                    / / Section 4.07    / / Section 4.08

     If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased:

                              (euro)_______________

Date: _______________

                                Your Signature:_________________________________
                    (Sign exactly as your name appears on the face of this Note)

                                Tax Identification No.:_________________________

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SENIOR NOTE


     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

--------------------------------------------------------------------------------------------------------------
                                                                    Principal Amount
                                                                   at maturity of this
                     Amount of decrease   Amount of increase in        Global Note           Signature of
                     in Principal Amount     Principal Amount        following such       authorized officer
                       at maturity of         at maturity of            decrease         of Trustee or Common
Date of Exchange      this Global Note       this Global Note         (or increase)            Depositary
----------------    --------------------  ---------------------    -------------------   --------------------
--------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                      [Face of Definitive Registered Note]
--------------------------------------------------------------------------------


                                                              ISIN: ____________

                            9% SENIOR NOTES DUE 2012

NO. R-                                                 (EURO)____________

                           SANITEC INTERNATIONAL S.A.

     promises to pay to ____________,

     or registered assigns,

     the principal sum of __________ Euros, or such other amount reflected on the schedule hereto through the time of the last duly made entry thereon, on May 15, 2012,

     and to pay interest on such principal sum from time to time on the interest payment dates of May 15 and November 15, commencing November 15, 2002.

     Record Dates: May 1 and November 1

     This Global Note shall be exchangeable subject to, and in accordance with, the terms and conditions of the Indenture.

     Dated: __________, 200_

                                            SANITEC INTERNATIONAL S.A.


                                            By ________________________
                                                Name:
                                                Title:

                                            By:________________________
                                                Name:
                                                Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

The Bank of New York,
  as Principal Paying Agent

By:_________________________________
       Authorized Signatory


--------------------------------------------------------------------------------

                      [Back of Definitive Registered Note]
                            9% Senior Notes due 2012

     [INSERT THE 144A LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

     [INSERT THE REGULATION S LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Sanitec International S.A., a company organized under the Grand Duchy of Luxembourg (the "ISSUER"), promises to pay interest on the principal amount of this Note at 9% per annum from the date of issue until maturity and shall pay Special Interest under the Registration Rights Agreement and Additional Amounts payable pursuant to Section 4.24 of the Indenture referred to below. The Issuer shall pay interest and Special Interest and Additional Amounts, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be November 15, 2002. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest and Additional Amounts (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) and Special Interest and Additional Amounts, if any, to the Persons who are registered Holders of Notes at the close of business on May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Special Interest and Additional Amounts, if any, at the office or agency of the Issuer maintained for such purpose within or, at the option of the Issuer, payment of interest and Special Interest and Additional Amounts, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest and Special Interest and Additional Amounts, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Principal Paying Agent. Such payment shall be in Euros.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York shall act as Principal Paying Agent, New York Paying Agent and Registrar, and The Bank of New York (Luxembourg) S.A. shall act as Luxembourg Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of May 7, 2002 ("INDENTURE") between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) as if the Indenture was required to be qualified under such act. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     5. OPTIONAL REDEMPTION.

     (a) Except as set forth in clause (b) of this paragraph 5, the Issuer shall not have the option to redeem the Notes pursuant to this paragraph 5 prior to May 15, 2005. Thereafter, the Issuer shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid Additional Amounts and interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

          YEAR                                     PERCENTAGE
          ----                                     ----------
          2005..................................    109.00%
          2006..................................    106.75%
          2007..................................    104.50%
          2008..................................    103.00%
          2009..................................    101.50%
          2010 and thereafter...................    100.00%

     (b) Notwithstanding the provisions of clause (a) of this Section 5, at any time prior to May 15, 2005, the Issuer may on one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109% of the principal amount, plus accrued and unpaid interest and Special Interest and Additional Amounts, if any, to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; PROVIDED that: (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and (2) the redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

     (c) The Issuer may, at its option, redeem all (but not less than all) of the Notes then outstanding, in each case at 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest and Additional Amounts, if any, to the Redemption Date, if the Issuer has become, or would become, obligated to pay, on the next Interest Payment Date, any Additional Amounts as a result of change in law (including any regulations promulgated thereunder) or in the interpretation or administration thereof, if such change is announced and becomes effective on or after the Issue Date. Notice of any such redemption must be given within 60 days of the earlier of the announcement and the effectiveness of any such change.

     6. MANDATORY REDEMPTION.

     The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) If there is a Change of Control, the Issuer shall, within ten days following the occurrence of such Change of Control, be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to (euro)1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest and Additional Amounts, if any, thereon, to the date of purchase (the "CHANGE OF CONTROL PAYMENT").

Within ten days following any Change of Control, the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Issuer or a Subsidiary consummates any Asset Sales and the aggregate amount of Excess Proceeds exceeds (euro)15,000,000, the Issuer shall commence an offer to all Holders of Notes (as "ASSET SALE OFFER") pursuant to
Section 4.08 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100.0% of the principal amount thereof plus accrued and unpaid interest, Special Interest and Additional Amounts thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture.

     9. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than(euro)1,000 may be redeemed in part but only in whole multiples of(euro)1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of(euro)1,000 and integral multiples of(euro)1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Parent's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

     12. DEFAULTS AND REMEDIES. Events of Default include: (i) default by the Issuer for 30 days in the payment when due of interest on, or Additional Amounts or Special interest, if any, with respect to, the Notes; (ii) default by the Issuer in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Issuer or any of its Subsidiaries to comply with Sections 4.07, 4.08, 4.18 or 4.19 or
Article V of the Indenture; (iv) failure by the Issuer or any of its Subsidiaries for 30 days after notice to the Issuer by the Trustee or the Holders of at least 25% in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with any covenant, representation, warranty or other agreements in the Indenture or the Notes or the Notes Security Pledge Agreement; (v) default by the Issuer or any of its Restricted Subsidiaries under certain other agreements relating to Indebtedness of the Issuer which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) repudiation by the Issuer of any of its obligations under the Notes Security Pledge Agreement or determination by any court of competent jurisdiction that any provision of the Notes Security Pledge Agreement is unenforceable against the Issuer for any reason; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (viii) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Special Interest or Additional Amounts on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A past, present or future director, officer, employee, incorporator or stockholder, of the Issuer as such, shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Principal Paying Agent or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. COMMON CODE AND ISIN. The Issuer has caused Common Codes and ISINs to be printed on the Notes and the Trustee may use Common Code or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                 ASSIGNMENT FORM


     To assign this Note, fill in the form below:

     (I) or (we) assign and transfer this Note to: _____________________________
                                                  (Insert assignee's legal name)

      __________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________
               (Print or type assignee's name, address and zip code)

     and irrevocably appoint ____________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:  _______________

                        Your Signature:_________________________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Issuer pursuant to
Section 4.07 or 4.08 of the Indenture, check the appropriate box below:

                     / / Section 4.07    / / Section 4.08

     If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased:

                              (euro)_______________

Date:  _______________

                                  Your Signature:  ___________________________
                    (Sign exactly as your name appears on the face of this Note)

                                  Tax Identification No.:  ___________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF TRANSFER

The Bank of New York
One Canada Square
48th Floor
London E14 5AL

     Sanitec International S.A.

     Re: 9% Senior Notes due 2012 of Sanitec International S.A.
         ------------------------------------------------------

     Reference is hereby made to the Indenture, dated as of May 7, 2002 (the "INDENTURE"), between Sanitec International S.A., as issuer (the "ISSUER") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of (euro)___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

     1. CHECK IF TRANSFER IS PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States US Securities Act of 1933, as amended (the "US SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any other jurisdiction. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Registered Note shall be subject to the restrictions on transfer enumerated in the 144A Legend printed on the 144A Global Note and/or the 144A Definitive Registered Note and in the Indenture and the US Securities Act.

     2. CHECK IF TRANSFER IS PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the US Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (A) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the US Securities Act; and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the US Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note shall be subject to the restrictions on Transfer enumerated in the Regulation S Legend and in the Indenture and the US Securities Act.

     3. CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the US Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any other jurisdiction; (ii) the Transferor is not (and during the three months preceding the Transfer was not) an Affiliate of the Issuer; (iii) at least two years have elapsed since such Transferor (or any previous transferor of such Book-Entry Interest or Definitive Registered Note that was not an Affiliate of the Issuer) acquired such Book-Entry Interest or Definitive Registered Note from the Issuer, or an Affiliate of the Issuer, and
(iv) the restrictions on transfer contained in the Indenture and the 144A Legend are not required in order to maintain compliance with the US Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or 144A Definitive Registered Note shall no longer be subject to the restrictions on transfer enumerated in the 144A Legend printed on the 144A Global Notes and/or the 144A Definitive Registered Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee.



                                        ________________________________________
                                             [Insert Name of Transferor]



                                        By: ____________________________________
                                            Name:
                                            Title:

     Dated: _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

     1. The Transferor owns and proposes to transfer the following:

                                   [CHECK ONE]

        (a) a Book-Entry Interest held through Euroclear Account No.__________ or Clearstream Banking Account No. ____________, in the:

             (i)   144A Global Note (ISIN _________), or

             (ii)  Regulation S Global Note (ISIN _________), or

        (b)  a 144A Definitive Registered Note.

        (c)  a Regulation S Definitive Registered Note.

     2. After the Transfer the Transferee shall hold:

                                   [CHECK ONE]

        (a) a Book-Entry Interest through Euroclear Account No._______________ or Clearstream Banking Account No. __________ in the:

             (i)  144A Global Note (ISIN _________), or

             (ii)  Regulation S Global Note (ISIN _________), or

        (b)  a 144A Definitive Registered Note; or

        (c)  a Regulation S Definitive Registered Note; or

        (d)  an Unrestricted Definitive Registered Note.

                                                                       EXHIBIT D

                         FORM OF CERTIFICATE OF EXCHANGE


The Bank of New York
One Canada Square
48th Floor
London E14 5AL


     Re: 9% SENIOR NOTES DUE 2012 OF SANITEC INTERNATIONAL S.A.
         ------------------------------------------------------

     Reference is hereby made to the Indenture, dated as of May 7, 2002 (the "INDENTURE"), between Sanitec International S.A., as issuer (the "ISSUER"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of (euro)____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

     1. EXCHANGE OF BOOK-ENTRY INTERESTS IN GLOBAL NOTES TO UNRESTRICTED DEFINITIVE REGISTERED NOTES OR 144A DEFINITIVE REGISTERED NOTES TO BOOK-ENTRY INTEREST IN REGULATION S GLOBAL NOTE.

     (a) CHECK (I) IF EXCHANGE IS FROM BOOK-ENTRY INTEREST IN 144A GLOBAL NOTE TO UNRESTRICTED DEFINITIVE REGISTERED NOTE OR (II) IF EXCHANGE IS FROM DEFINITIVE REGISTERED NOTES TO BOOK-ENTRY INTERESTS IN THE REGULATION S GLOBAL NOTE. In connection with the Exchange of the Owner's Book-Entry Interest in the 144A Global Note for Unrestricted Definitive Registered Note(s) or with the Exchange of the Owner's 144A Definitive Registered Notes for Book-Entry Interests in the Regulation S Global Note, in each case, in an equal principal amount, the Owner hereby certifies (i) the Notes are being acquired for the Owner's own account without transfer, (ii) such Owner is not (and during the three months preceding the Exchange was not) an Affiliate of the Issuer, (iii) at least two years have elapsed since the Owner (or any previous transferor of such Book-Entry Interest that was not an Affiliate of the Issuer) acquired the Notes to be exchanged from the Issuer or an Affiliate of the Issuer, (iv) such Owner is permitted under Rule 144(k) of the US Securities Act to sell all such Notes without registration under the US Securities Act, (v) the restrictions on transfer contained in the Indenture and the 144A Legend or the Regulation S Legend are not required in order to maintain compliance with the US Securities Act and (vi) the Note(s) are being acquired in compliance with all applicable securities laws of any other jurisdiction.

     (b) CHECK IF EXCHANGE IS FROM BOOK-ENTRY INTEREST IN THE REGULATION S GLOBAL NOTE TO UNRESTRICTED DEFINITIVE REGISTERED NOTE. In connection with the Exchange of the Owner's Book-Entry Interest in the Regulation S Global Note for Unrestricted Definitive Registered Notes in an equal principal amount, the Owner hereby certifies (i) the Definitive Registered Note(s) are being acquired for the Owner's own account without transfer, (ii) such Owner acquired such Book-Entry Interest in a transaction complying with Rule 903 or Rule 904 under the US Securities Act, (iii) if such Owner acquired such Book-Entry Interest in a transaction complying with Rule 903 under the US Securities Act, a period of at least 40 days has elapsed since the commencement of the Distribution Compliance Period (as defined in Regulation S under the US Securities Act) with respect to such Book-Entry Interest, (iv) the restrictions on transfer contained in the Indenture and the Regulation S Legend are not required in order to maintain compliance with the US Securities Act and (vi) the Unrestricted Definitive Registered Notes are being acquired in compliance with all applicable securities laws of any other jurisdiction.

     2. EXCHANGE OF RESTRICTED DEFINITIVE REGISTERED NOTES OR BOOK-ENTRY INTEREST IN GLOBAL NOTES FOR RESTRICTED DEFINITIVE REGISTERED NOTES OR A BOOK-ENTRY INTEREST IN GLOBAL NOTE(S).

           [UNLESS THIS BOX IS CHECKED, YOU SHALL NOT BE PERMITTED TO
                             COMPLETE THE EXCHANGE]

     (a) In connection with the Exchange of the Owner's Book-Entry Interest in the Global Note or Restricted Definitive Registered Notes for Definitive Registered Notes or a Book-Entry Interest in a Global Note with an equal principal amount, the Owner hereby certifies that such Definitive Registered Notes or such Book-Entry Interest is being acquired for the Owner's own account without transfer.

                           [CHECK ONLY IF APPLICABLE.]

     (b) In connection with the Exchange, the Owner hereby certifies that it acquired its Regulation S Definitive Registered Notes or Book-Entry Interest in the Regulation S Global Note in a transaction complying with Rule 903 or Rule 904 under the US Securities Act.

     If you checked box ("b") you shall receive Regulation S Definitive Registered Notes or a Book-Entry Interest in the Regulation S Global Note and, accordingly, such Regulation S Notes bear the Regulation S Legend and shall be subject to the restrictions on transfer enumerated therein and in the Indenture and the US Securities Act.

     If you did not check box "b" you shall receive 144A Definitive Registered Notes or a Book-Entry Interest in the 144A Global Note and, accordingly, such 144A Notes shall bear the 144A Legend and shall be subject to the restrictions on transfer enumerated therein and in the Indenture and the US Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Trustee.

                                          ______________________________________
                                               [Insert Name of Transferor]


                                          By:___________________________________
                                           Name:
                                           Title:

     Dated: ______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER


     1. The Transferor owns and proposes to transfer the following:

                                   [CHECK ONE]

        (a) a Book-Entry Interest held through Euroclear Account No.__________ or Clearstream Banking Account No. ____________, in the:

              (i)  144A Global Note (ISIN _________), or

              (ii) Regulation S Global Note (ISIN _________), or

        (b)   a 144A Definitive Registered Note.

        (c)   a Regulation S Definitive Registered Note.

         2.       After the Transfer the Transferee shall hold:

                                   [CHECK ONE]

        (a) a Book-Entry Interest through Euroclear Account No._____________ or Clearstream Banking Account No.__________ in the:

              (i)  144A Global Note (ISIN _________), or

              (ii) Regulation S Global Note (ISIN _________), or

        (b)   a 144A Definitive Registered Note; or

        (c)   a Regulation S Definitive Registered Note; or

        (d)   an Unrestricted Definitive Registered Note.